                           EXHIBIT 10.68

                   PARTICIPATION AGREEMENT

                           among

         HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                          Obligor

             STATE STREET BANK AND TRUST COMPANY
            OF CONNECTICUT, NATIONAL ASSOCIATION
           in its individual capacity and as trustee,
                         as Obligee

              FOUR WINDS FUNDING CORPORATION
                         as Lender

        COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK BRANCH as Agent and Security Trustee

          BANK OF TOKYO - MITSUBISHI TRUST COMPANY as Owner Participant

                            and

                   BTM CAPITAL CORPORATION
                 as Letter of Credit Issuer

                Dated as of September 30, 1999

                   MANUFACTURING EQUIPMENT
                    FINANCING AGREEMENT

                   PARTICIPATION AGREEMENT

     This PARTICIPATION AGREEMENT, dated as of September 30,
1999 (together with all amendments and supplements hereto, this "Agreement") is among HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED, a Delaware corporation (together with its successors and permitted assigns "Obligor"), STATE STREET BANK
AND TRUST COMPANY OF CONNECTICUT, NATIONAL
ASSOCIATION, a national banking association, not in its individual capacity but solely as trustee (together with its successors and permitted assigns, "Obligee") and in its individual capacity, but only where so specified, (together with its successors and permitted assigns, "Trust Company"), FOUR WINDS FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, "Lender"), COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK
BRANCH, the New York Branch of a German banking corporation as agent for Lender (together with its successors and permitted assigns "Agent") and as security trustee (together with its successors and permitted assigns, "Security Trustee"), BANK OF TOKYO -
MITSUBISHI TRUST COMPANY, a New York trust company
(together with its successors and permitted assigns, the "Owner Participant") and BTM CAPITAL CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "LC Issuer").

                    W I T N E S S E T H:

     WHEREAS, Obligee has agreed to finance certain manufacturing equipment pursuant to an Equipment Agreement of even date herewith between Obligor and Obligee (the "Equipment Agreement");
     WHEREAS, Lender has agreed to make a loan or loans to Obligee subject to the conditions, restrictions and limitations in this Agreement, for the purpose of financing Obligee's acquisition of the manufacturing equipment to be financed under the Equipment Agreement;
     WHEREAS, to induce Lender to make a loan or loans to Obligee, Obligee has agreed to provide Security Trustee on behalf of Lender certain security in accordance with the terms hereof.
     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:
     1.Definitions.
     Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth or referred to in Appendix A.
     2.Representations and Warranties.
  2.1. Obligor Representations and Warranties. Obligor hereby represents and warrants as of the Closing Date and on each Funding
Date for the benefit of each other party hereto that:


                          -1-

(a) Obligor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation set forth above, has full power, authority and legal right under such laws to execute, deliver and perform its obligations under the Operative Documents to which it is a party and is qualified to do business in and is in good standing in each state or other jurisdiction in which the nature of its business makes such qualification necessary, except where failure to so qualify would not have a material adverse effect on Obligor;

(b) the financing of the Equipment, the execution and delivery of the Operative Documents and the other related instruments, documents and agreements to which it is a party, and the compliance by Obligor with the terms hereof and thereof and the payments and performance by Obligor of any of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate corporate action taken by Obligor, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Obligor's certificate of incorporation, its by-laws or any provisions relating to the capital stock of Obligor, and
(iii) do not violate or constitute a breach of any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which Obligor is a party, or by or under which Obligor or any of Obligor's property is bound except where such violation or breach would not be expected to have a material adverse effect on Obligor and would not affect Obligee's interest in the Trust Estate, Security Trustee's interest in the Collateral or any party's remedies under the Operative Documents, or conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument except where such conflict, breach or default would not be expected to have a material adverse effect on Obligor and would not affect Obligee's interest in the Trust Estate, Security Trustee's interest in the Collateral or any party's remedies under the Operative Documents, or result in the creation or imposition of any Lien, other than Permitted Liens, upon any of Obligor's property or assets and (iv) do not require, on the part of Obligor or any shareholder or Subsidiary thereof, the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Governmental Entity except for filings, if any, made pursuant to any notice reporting requirement applicable to it;

(c) each Operative Document to which it is a party and each Security Document to which a Subsidiary of Obligor is a party has been executed by the duly authorized officer or officers of Obligor or such Subsidiary, respectively, and delivered to the other parties thereto and (assuming due authorization, execution and delivery of the Operative Documents by the other parties thereto) constitutes, or when executed by the duly authorized officer or officers of Obligor or such Subsidiary and delivered to the other parties thereto, such Operative Documents will constitute, the legal, valid and binding obligations of Obligor or such Subsidiary, enforceable in accordance with their terms except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights from time to time in effect and by general principles of equity including those applicable to the enforceability of the remedy of specific performance;

(d) Immediately prior to giving effect to the Cross-Receipt therefor, Obligor has good and marketable title to each Item of Equipment, and Obligor has not granted any Lien on any Item of Equipment or the proceeds thereof, the Equipment Agreement or the insurances required under the Equipment Agreement other than those that arise under the Operative Documents, and no Lien, other than Permitted Liens, has attached to any Item of Equipment, the


                          -2-
proceeds thereof or the Equipment Agreement or the insurances required under the Equipment Agreement, or in any manner has affected adversely Obligee's or Security Trustee's right, title and interest therein;

(e) each Item of Equipment is personal property and not a fixture attached to realty under Applicable Law, and each Item of Equipment that has a serial number or other identification number set forth therefor on the Related Lease Supplement has such serial number or other identification number permanently affixed thereto.

(f) (i) when the Subsidiary Equipment Agreements are executed, the security interests in the Equipment granted to Obligor by the Subsidiaries pursuant to the Subsidiary Equipment Agreements, (ii) the security interests in the Equipment and, when the Subsidiary Equipment Agreements are executed, in Subsidiary Equipment Agreements granted to Obligee by Obligor pursuant to the Equipment Agreement and (iii) the security interests in the Collateral granted to Security Trustee pursuant to this Agreement in each case constitute a first priority Lien with respect to such Collateral under Applicable Law, and Obligor, Obligee and Security Trustee shall be entitled to all of the rights, benefits and priorities provided to a holder of a first priority Lien under Applicable Law.

(g) for each Item of Equipment located in the United States for which a serial number or other identification number is identified on the Related Lease Supplement, upon the filing of appropriately completed UCC financing statements with the Equipment described in the manner described on the Related Equipment Agreement Supplement (i) executed by the Obligor Subsidiary for the benefit of Obligor and filed with the Secretary of State or other appropriate state filing office for UCC personal property financing statements for the state in which the Equipment is located and in addition, if such Item of Equipment is located in Massachusetts, with the town clerk for the City of Bedford and if in New York with the filing officer for Orange County, (ii) executed by Obligor for the benefit of Obligee and filed with the Secretary of State or other appropriate state filing office for UCC personal property financing statements for the state in which the Equipment is located and in addition, if such Item of Equipment is located in Massachusetts, with the town clerk for the City of Bedford and if in New York with the filing officer for Orange County and (iii) and by Obligee for the benefit of the Security Trustee and filed with the Secretary of State or other appropriate state filing office for UCC personal property financing statements for the state in which the Equipment is located and in addition, if such Item of Equipment is located in Massachusetts, with the town clerk for the City of Bedford and if in New York with the filing officer for Orange County the security interest in each such Item of Equipment granted to Obligor by such Subsidiary pursuant to the related Subsidiary Equipment
Agreement, the security interests in such Item of Equipment and in the related Subsidiary Equipment Agreement granted to Obligee by Obligor pursuant to the Equipment Agreement, and the security interests in such Item of Equipment and in the Equipment Agreement granted to Security
Trustee pursuant to this Agreement constitute a first priority perfected Lien with respect to such Equipment, Subsidiary Equipment Agreement and Equipment Agreement under Applicable Law and Obligor, Obligee and Security Trustee shall be entitled to all of the rights and benefits and priorities provided to a holder of a perfected first priority Lien under Applicable Law, and on each Funding Date, all


                          -3-
recordations and filings shall have been accomplished with respect to this Agreement in each jurisdiction as may be required by law to establish and perfect Obligor's, Obligee's and Security Trustee's respective rights in and to such Item of Equipment, Subsidiary Equipment Agreement and Equipment Agreement, and any giving of notice or any other action to such end required by Applicable Law has been given or taken;

(h) Obligor's chief executive office and principal place of business is located at 1101 Pennsylvania Avenue N.W. Suite 1010, Washington,
D.C. 20004 and Obligor's records with respect to the transactions contemplated by the Operative Documents are located at such address;

(i) no Equipment Agreement Default or Equipment Agreement Event of Default has occurred and is continuing and no Event of Loss or event which with the passage of time, would become or Event of Loss has occurred;

(j) there is no litigation or other proceeding now pending or, to the Obligor's knowledge, threatened, against or affecting Obligor or any Subsidiary thereof, in any court or before any regulatory commission, board or other administrative governmental agency which will adversely affect or impair the right, title or interest of Obligee to any Item of Equipment, the Equipment Agreement or any Operative Document, or the security interest of Security Trustee in any Item of Equipment or the Equipment Agreement, this Agreement or any Operative Document, or which, if decided adversely to Obligor or such Subsidiary, will materially adversely affect the business operations or financial condition of Obligor;

(k) without limiting the generality of the foregoing, the retention of possession by Obligor of the Items of Equipment to be financed hereunder following the transfer of an interest therein to Obligee shall not be deemed fraudulent or void as against any present or future creditor of Obligor under Applicable Law, nor would any subsequent bona fide purchaser from Obligor of such Items of Equipment, in the event of any attempted subsequent transfer thereof by Obligor, acquire any title to or rights therein superior to Obligee's right, title or interest therein;

(l) Obligor has delivered to Obligee, Owner Participant, Lender and Agent its most recent annual report on Form 10-K and quarterly report on Form 10-Q and they are complete and correct in all material respects, accurately present the financial condition of Obligor on the dates for which, and the results of its operations for the periods for which, the same have been furnished and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby; and there has been no material adverse change in the condition of Obligor and its Subsidiaries taken as a whole, financial or otherwise, since the date of such Form 10-Q;

(m) Obligor has not entered into the transactions contemplated herein, directly or indirectly, in connection with any arrangement in any way involving any employee benefit plan or plans or related trust to which it is a party in interest or disqualified person, all within the meaning of ERISA, and the Code, and, assuming the accuracy of the representations made in Sections 2.5(f) and (g) and 2.6(a) and (b) herein, the execution and delivery of, and the consummation of the transactions contemplated by, the Operative Documents, will be exempt from, or will not involve any transaction which is subject to, the prohibitions of either Section


                           -4-

406 of ERISA or Section 4975 of the Code and will not involve any transaction in connection with which a penalty could be imposed under
Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code;

(n) Obligor is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment
Company Act of 1940, as amended;

(o) Obligor has delivered to Obligee a true, correct and complete
Certificate of Costs evidencing payment for the Items of Equipment financed by Obligee;

(p) payment in full has been made by or on behalf of Obligor to the vendor of each Item of Equipment; and

(q) after giving effect to the Cross-Receipt and Related Equipment Supplement therefor, each Item of Equipment shall be leased to an Obligor Subsidiary, and the identification of such Subsidiary, the location of its chief executive office and the location of such Item of Equipment are each identified on the Related Equipment Supplement.

2.2. Obligee Representations and Warranties. Obligee hereby represents and warrants as of the Closing Date and on each Funding Date for the benefit of each party hereto that:

(a) Obligee is a trust duly established and validly existing under the laws of the State of Connecticut, has full power, authority and legal right under such laws to execute, deliver and perform its obligations under the Operative Documents to which it is a party and has its chief executive offices at 225 Asylum Street, Goodwin Square, Hartford, Connecticut;

(b) the financing of the Equipment, the execution and delivery of the Operative Documents and the other related instruments, documents and agreements to which it is a party, and the compliance by Obligor with the terms hereof and thereof and the payments and performance by Obligor of any of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate trust action taken by Obligee,
(ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Obligee's declaration of trust and related trust instruments, and (iii) will not violate or constitute a breach of any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which Obligee is a party, or by or under which Obligee or any of Obligee's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien, other than Permitted Liens, upon any of Obligee's property or assets and (iv) will not require, on the part of Trustee or any Affiliate thereof, the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any United States federal or Connecticut local governmental or public commission, board, authority or agency except for filings, if any, made pursuant to any notice reporting requirement applicable to it;

(c) each Operative Document to which it is a party has been executed by the duly authorized officer or officers of Obligee and delivered to the other parties thereto and


                            -5-
constitutes, or when executed by the duly authorized officer or officers of Obligee and delivered to the other parties thereto, such Operative Documents will constitute, the legal, valid and binding obligations of Obligee, enforceable in accordance with their terms except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights from time to time in effect and by general principles of equity including those applicable to the enforceability of the remedy of specific performance;

(d) there are no outstanding judgments against Obligee and no pending or threatened action (known to Obligee) or proceeding affecting Obligee before any court, governmental agency or arbitrator, in any jurisdiction;

(e) there is no tax, levy, impost, deduction, charge or withholding which may be imposed on or asserted against the Collateral or any part thereof or any interest therein, or against Lender, Agent or Security Trustee under the laws of the State of Connecticut either (i) on or by virtue of the execution or delivery of Operative Documents or any other document contemplated thereby, or (ii) on any payment to be made by Obligee pursuant to the Loan Documents or any other document contemplated thereby to which Obligee is a party; and

(f) Obligee has no indebtedness or other liabilities, whether contingent or otherwise, other than its obligations under and as contemplated by the Operative Documents.

2.3. Further Obligee Representations and Warranties. Obligee hereby represents and warrants as of the Closing Date and on each Funding Date for the benefit of Lender, Agent and Security Trustee that:

(a) after giving effect to each Cross Receipt, Obligee has all rights and interests in each Item of Equipment (including the parts and components thereof) and the Collateral, free and clear of all Liens other than Permitted Liens;

(b) (i) the security interests in the Collateral granted to Security Trustee pursuant to this Agreement constitute a first priority Lien with respect to such Collateral under Applicable Law, (ii) for each Item of Equipment located in the United States for which a serial number or other identification number is identified on the Related Lease Supplement, upon the filing of appropriately completed UCC financing statements with the Equipment described in the manner described on the Related Equipment Agreement Supplement executed by Obligee for the benefit of the Security Trustee and filed with the Secretary of State for the State of Connecticut and if such Item of Equipment is located in Massachusetts, with town clerk for the City of Bedford and if in New
York with filing officer for Orange County the security interest in each such Item of Equipment granted to Security Trustee pursuant to this Agreement constitutes a first priority perfected Lien with respect to such Equipment under Applicable Law and Security Trustee shall be entitled to all of the rights and benefits and priorities provided to a holder of a perfected first priority Lien under Applicable Law,


                       -6-

(iii) on each Funding Date, Security Trustee's interests in the Equipment Agreement have been registered in accordance with Section
14.3 of the Equipment Agreement (iv) and all recordations and filings shall have been accomplished with respect to this Agreement in each jurisdiction in the United States as may be required by law to establish and perfect Security Trustee's rights in and to the Equipment located in the United States and in the Equipment Agreement and any giving of notice or any other action to such end required by Applicable Law has been given or taken;

(c) Obligee's chief executive office and principal place of business is located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut; and Obligee's records with respect to the transactions contemplated by the Operative Documents and located at such address;

(d) no Equipment Agreement Default, Equipment Agreement Event of
Default, Loan Default or Loan Event or Default has occurred and is continuing and no Event of Loss, or event which with the passage of time would become an Event of Loss, has occurred; and

(e) Obligee makes each of the representations and warranties made by it in each other Operative Document to which Obligee is a party to, and for the benefit of, Lender, LC Issuer, Agent and Security Trustee as if the same were set forth in full herein.

2.4. Trust Company Representations and Warranties. Trust Company hereby represents and warrants as of the Closing Date and each Funding Date for the benefit of each of the parties hereto that:

(a) Trust Company is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and has full power, authority and legal right under such laws to execute, deliver and perform its obligations under this Agreement and the Trust Agreement;

(b) each of the Trust Agreement and (to the extent of the covenants, agreements, representations and warranties of Trust Company in its individual capacity contained herein) this Agreement has been duly executed and delivered by Trust Company, and (assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant) the Trust Agreement and (to the extent of the covenants, agreements, representations and warranties of Trust Company in its individual capacity contained herein) this Agreement constitutes a legal, valid and binding obligation of Trust Company, enforceable against Trust Company in accordance with its terms;

(c) neither the execution or delivery by Trust Company of the Trust
Agreement or this Agreement nor the performance by Trust Company of its obligations hereunder or thereunder (i) conflicts or will conflict with or violate in any respect any applicable United States federal law governing the banking or trust powers of Trust Company or any Connecticut law applicable to or binding upon Trust Company or any of its Affiliates, or any of their respective properties, (ii) conflicts or will conflict with or violate Trust Company's articles of association or by-laws, (iii) conflicts or will conflict with, or contravene, violate or result in a breach of, any indenture, mortgage, loan agreement, lease or any other material agreement or


                              -7-
material instrument to which Trust Company or any of its Affiliates is a party or by which any of their respective properties is bound, (iv) results or will result in the creation or imposition of any Lien (other than Permitted Liens) on the Collateral, or (v) requires or will require, on the part of Trust Company or any Affiliate of Trust Company, the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Government Entity governing the banking or trust powers of Trust Company, except for filings, if any, made pursuant to any notice reporting requirement applicable to it; provided, that no representation is made as to any laws, rules or regulations applicable to the particular nature of the Collateral or the use thereof;

(d) Trust Company is not in breach of any covenants or agreements made by it in the Trust Agreement or by it in its individual capacity in this Agreement;

(e) Trust Company's chief executive office is located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut, and Trust Company's records with respect to the transactions contemplated by the Operative Documents are located at such address; and

(f) there are no actions, suits or proceedings pending or, to the best knowledge of Trust Company, threatened before any court or by or before any other Government Entity, or any arbitrator, which (i) either individually or in the aggregate, would have a material adverse effect on the Trust Company or the Trust Estate or on the right, power or authority of Trust Company to perform its obligations under the Operative Documents to which it is, or is to become a party or on Obligee's ability to perform its obligations under any Operative
Document to which it is, or is to become, a party or (ii) call into question the validity or the enforceability of any Operative Document.

2.5. Owner Participant Representations and Warranties.  Owner
Participant represents and warrants as of the Closing Date and on each Funding Date for the benefit of each other party hereto that

(a) Owner Participant is a trust company duly organized, validly existing and in good standing under the laws of the state of New York, has full power, authority and legal right under such laws to execute, deliver and perform its obligations under the Operative Documents to which it is a party and is qualified to do business in, is in good standing in all material respects in, each state or other jurisdiction in which the nature of its business makes such qualification necessary, except where failure to so qualify would not have a material adverse effect on Owner Participant;

(b) the execution and delivery of the Operative Documents and the other related instruments, documents and agreements to which it is a party, and the compliance by Owner Participant with the terms hereof and thereof and the payments and performance by Owner Participant of any of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate corporate action taken by Owner Participant, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Owner Participant's certificate of incorporation (or equivalent document), its by-laws or any provisions relating to the capital stock of Owner Participant, and (iii) will not violate or constitute a breach of any provision of law, any order of any court or other agency of government, or any indenture,


                          -8-
agreement or other instrument to which Owner Participant is a party, or by or under which Owner Participant or any of Owner Participant's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien upon any of Owner Participant's property or assets and (iv) will not require, on the part of Owner Participant or any Affiliate thereof, the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any United States federal or New York local governmental or public commission, board, authority or agency except for filings, if any, made pursuant to any notice reporting requirement applicable to it;

(c) each Operative Document to which it is a party has been executed by the duly authorized officer or officers of Owner Participant and delivered to the other parties thereto and constitutes, or when executed by the duly authorized officer or officers of Owner Participant and delivered to the other parties thereto, such Operative Documents will constitute, the legal, valid and binding obligations of Owner Participant, enforceable in accordance with their terms except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights from time to time in effect and by general principles of equity including those applicable to the enforceability of the remedy of specific performance;

(d) Owner Participant is not in breach of any covenants or agreements made by it in the Trust Agreement or in this Agreement;

(e) there are no actions, suits or proceedings pending or, to the best knowledge of Owner Participant, threatened before any court or by or before any other Government Entity, or any arbitrator, which (i) either individually or in the aggregate, would have a material adverse effect on the Collateral or on the right, power and authority of Owner Participant's ability to perform its obligations under any Operative Document to which it is, or is to become, a party or (ii) call into question the validity thereof or the enforceability thereof in accordance with the terms thereof;

(f) no part of the funds used or to be used by it to make its investment in the Trust Estate contemplated hereby does or will constitute assets of an employee benefit plan, within the meaning of ERISA or any applicable regulation thereunder, or any assets or any plan, as defined in Section 4975(e)(1) of the Code; and

(g) it will not transfer its interest herein unless the prospective transferee makes the representations and warranties set forth in clause (f) above as of the date of such transfer, as if it had originally been a party hereto.

2.6. Lender Representations and Warranties. Lender hereby represents and warrants on the Closing Date and each Funding Date for the benefit of Obligee that:

(a) either (a) no part of the funds to be used by it for the funding of any Loan shall constitute assets of an "employee benefit plan", within the meaning of ERISA or any applicable regulation thereunder or assets of a "plan" as defined in Section 4975(e)(1) of the Code or (b) all of such funds are assets of an insurance company general account as such term is


                             -9-
defined in Prohibited Transaction Exemption 95-60 issued by the U.S. Department of Labor ("PTE 95-60") and as of the date the Notes are acquired there is no employee benefit plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the Lender.

(b) it will not transfer its interest herein unless the prospective transferee
(i) is a Permitted Lender Assignee, and (ii) makes the representations and warranties set forth in clause (a) above as of the date of such transfer, as if it had originally been a party hereto.

2.7. Warranty Disclaimers.  EACH OF OBLIGEE, OWNER
PARTICIPANT AND LENDER DEMISE, LEASE AND FINANCE
THE ITEMS OF EQUIPMENT HEREUNDER AS-IS AND WHERE-
IS WITH ALL FAULTS AND IN WHATEVER CONDITION THEY
MAY BE IN AND EXPRESSLY DISCLAIMS AND MAKES NO
REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR
IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY,
CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY
OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, OR
QUALIFICATION FOR ANY PARTICULAR TRADE OR ANY
OTHER MATTER CONCERNING, THE ITEMS OF EQUIPMENT.
OBLIGOR HEREBY WAIVES ANY CLAIM (INCLUDING ANY
CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT
OR INFRINGEMENT) IT MIGHT HAVE AGAINST OBLIGEE,
OWNER PARTICIPANT, LENDER, AGENT OR SECURITY
TRUSTEE FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL
OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY
THE ITEMS OF EQUIPMENT OR BY OBLIGOR'S LOSS OF USE
THEREOF FOR ANY REASON WHATSOEVER.

3. Conditions Precedent.

3.1. Obligee Conditions. Obligee shall have no obligation to acquire any Item of Equipment and subject it to the Equipment Agreement unless on the Funding Date therefor each of the following conditions are fulfilled to the satisfaction of Obligee:

(a) no Equipment Agreement Default or Equipment Agreement Event of Default, or with respect to such Item of Equipment, an Event of Loss, has occurred and is continuing, nor has any information come to Obligee's attention from which Obligee could reasonably and in good faith infer that such event is likely to occur;

(b) no material adverse change in the financial condition of Obligor has occurred since March 31, 1999, which, in Obligee's reasonable opinion, would impair the ability of Obligor to pay or perform its obligations under the Equipment Agreement;


                           -10-

(c) such Item of Equipment is reasonably acceptable to Obligee, Lender Security Trustee and LC Issuer, and is free of all Liens other than Permitted Liens;

(d) the Acquisition Cost of such Item of Equipment, when added to the total Acquisition Costs of all Items of Equipment to be financed hereunder will not cause the Maximum Acquisition Cost to be exceeded;

(e) Obligee has received an invoice for such Item of Equipment in the form described in Section 4.2 hereof and a Certificate of Costs duly executed by Obligor, dated the Funding Date therefor substantially in the form of Exhibit B hereto;

(f) Obligee shall have received executed copies of each Operative
Document including the Related Exhibit A with Lender's consent thereto, the Related Equipment Agreement Supplement and an executed Cross Receipt;

(g) all licenses, registrations, permits, consents and approvals required by Applicable Laws or by any Government Entity in connection with Obligee's rights and interests in, and the delivery, acquisition, installation, use and operation of, each Item of Equipment shall have been obtained to the satisfaction of Obligee;

(h) Obligee shall have received a certificate in form and substance satisfactory to Obligee dated such Funding Date from Obligor, executed by a duly authorized officer of Obligor, the truth and accuracy of which shall be a condition to the Obligee to acquire any Item of Equipment, confirming that each of the representations and warranties set forth in
Section 2.1 hereof are true and correct as if made on and as of such date;

(i) Obligee shall have received from Obligor, in form and substance satisfactory to Obligee, resolutions of the board of directors of Obligor or other written evidence of appropriate corporate action, and the certificate of incorporation and by-laws, each certified by the secretary of Obligor, duly authorizing the execution, delivery and performance of the Participation Agreement and Equipment Agreement and each other document to be delivered in connection therewith to which it is a party, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of Obligor;

(j) on the Closing Date, Obligee shall have received a written opinion of counsel to Obligor, addressed to Obligee, Lender, Agent, Owner
Participant, LC Issuer and Security Trustee in the form of Exhibit C-1 hereto;

(k) Obligor shall have paid all of the reasonable costs and expenses incurred by Trust Company, Obligee, Lender, Owner Participant, Agent and Security Trustee (including attorneys' fees) in relation to the negotiation, preparation and execution of the Operative Documents to be executed and delivered on or before the Closing Date;

(l) Obligee shall have received the proceeds of the Related Note; and


                          -11-

(m) Obligee shall have received at least three LIBOR Banking Days before the Funding Date an executed "Funding Notice and Indemnity
Agreement" in the form of Exhibit E hereto.

(n) Obligee shall have received such other documents, filings, opinions, certificates and waivers, in form and substance satisfactory to Obligee, as Obligee may reasonably require including without limitation documents, filings and opinions that Obligee may reasonably require in order to secure or perfect its interests in each Item of Equipment.

3.2. Lender Conditions. Lender shall have no obligation to make a Loan for the acquisition of any Item of Equipment hereunder unless on the Funding Date therefor each of the following conditions are fulfilled to the satisfaction of Lender:

(a) the conditions precedent to Obligee's obligation to finance such Items of Equipment to Obligor in accordance with the terms hereof and of the Equipment Agreement shall have been satisfied, without waiver or modification (except as consented to by Lender), and Lender shall have received copies of all documents and opinions with respect thereto and any other evidence of satisfaction of such conditions as Lender may reasonably request;

(b) the following shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lender), shall be in full force and effect and received by Lender: (i) this Agreement, (ii) the Related Note, (iii) a certified copy of the Trust Agreement, (iv) the original counterpart of the Equipment Agreement and the Related Equipment Agreement Supplement, (v) for any Item of Equipment located in the United States, UCC-1s of the type described in
Section 2.1(g), (vi) for any Item of Equipment located in France, a French Commercial Pledge Agreement, (vii) for any Item of Equipment located in Germany, each of the four Chattel Mortgage Agreements,
(viii) for any Item of Equipment located in England or Wales, each of the three English Debentures, (ix) a certified copy of the Cross Receipt for such Item of Equipment and (x) the Liquidity Asset Purchase
Agreement dated as of the date hereof among Lender, Commerzbank and the other Liquidity Providers thereto;

(c) such Item of Equipment shall be reasonably acceptable to Lender, and Lender shall be satisfied that on the Funding Date Obligee has all rights and interests to such Items of Equipment subject to the Equipment Agreement and the Liens of this Agreement;

(d) the Loan shall on the Funding Date qualify as a legal investment for Lender under any Applicable Laws regulating investments to which it may be subject (without recourse to provisions in any such law permitting limited investments without restriction as to the character of the particular investment), and Lender shall have received such evidence as it may reasonably request to establish compliance with this condition;

(e) Lender shall have received a certificate in form and substance satisfactory to Lender dated such Funding Date from each of Obligee, Trust Company and Owner Participant, the truth and accuracy of which shall be a condition to the obligation of Lender to make the Loan, confirming that the respective representations and warranties of the party delivering such certificate, set forth in Section 2 hereof are true and correct as if made on and as of such date;


                        -12-

(f) Lender shall have received from each of Obligee, Trust Company and Owner Participant, in form and substance satisfactory to Lender resolutions of the board of directors of such party or other written evidence of appropriate corporate action, and the certificate of incorporation and by-laws of such party, each certified by the secretary thereof, duly authorizing the execution, delivery and performance of the Operative Documents and each other document to be delivered in connection therewith to which it is a party, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of such party;

(g) no Loan Default or Loan Event of Default shall have occurred; all proceedings taken on the Closing Date in connection with the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory to Lender;

(h) On the Closing Date, Lender shall have received written opinions of counsel to Obligee and Owner Participant in the forms of Exhibits C-2 and C-3 hereto, respectively, and if such Item of Equipment is located in France, Germany or England, special counsel in such country in the form of Exhibit C-4, C-5 or C-6 hereto; and

(i) Lender shall have received such other documents, filings, opinions, certificates and waivers, in form and substance satisfactory to Lender, as Lender may reasonably require including without limitation documents, filings and opinions that Lender may reasonably require in order to secure or perfect its interests in each Item of Equipment.

4. Transfer Agreement.

4.1. Owner Participant Commitment. Subject to and upon the terms and conditions herein set forth for the benefit of Owner Participant and Obligee, during each Acquisition Period, Owner Participant agrees to make an equity contribution to the Trust Estate on or before each Funding Date in an amount equal to the aggregate of the Equity Components for each Item of Equipment the rights and interests in which are to be transferred by Obligee hereunder on such Funding Date.

4.2. Transfer of Equipment. Subject to and upon the terms and conditions herein set forth for the benefit of Obligee and Lender during each Acquisition Period, Obligor agrees to transfer all rights and interests to Obligee and Obligee agrees to finance, certain manufacturing equipment. The manufacturing equipment to be transferred by Obligor to Obligee pursuant to this Agreement shall include only manufacturing equipment of the type(s) described on
Schedule 1 hereto and as may be specifically approved by Obligee, LC Issuer and Lender prior to transfer. For each item of equipment all rights and interests in which are to be transferred by Obligor to Obligee, Obligor shall submit to Obligee, Owner Participant, LC Issuer and Lender in accordance with Section 10.4 hereof at least ten (10) days prior to the Funding Date therefor, a copy of the invoice or invoices issued by the person from whom Obligor acquired the Item of Equipment and a Certificate of Costs, in each case identifying the type of equipment, model, serial or other identification number and the date of delivery to Obligor. So long as no Equipment Agreement Default or Equipment Agreement Event of Default has occurred and is continuing and so long as such item of equipment is reasonably acceptable to Obligee, LC Issuer and Lender and copies of such invoices and Certificate of Costs have been delivered to Obligee,


                            -13-

Owner Participant, LC Issuer and Lender in accordance with this
Section 4.2, Obligee shall finance such item equipment on the next Funding Date. Each of Obligee, Lender and LC Issuer shall acknowledge its acceptance or rejection of each item of equipment so offered for transfer by Obligor to Obligee by executing and delivering to Obligor within five (5) Business Days of receipt by Obligee, LC Issuer, Lender and Security Trustee of the invoice or invoices and the Certificate of Costs for such Item of Equipment in accordance with this
Section 4.2 the acknowledgment of acceptance or the notice of rejection on the Certificate of Costs for such Item of Equipment.

4.3. Equipment Agreement Supplements. Upon the transfer of an item of equipment in accordance with Section 4.2 hereof, Obligor shall execute and deliver to Obligee an Equipment Agreement Supplement
(in the form of Exhibit B to the Equipment Agreement) for such item of equipment which Equipment Agreement Supplement shall be executed by Obligee. Obligor agrees that it will not execute an Equipment Agreement Supplement regarding such item of equipment unless and until the same shall have been inspected by Obligor and Obligor shall have determined that the same is in good working order and condition, it being understood, however, that nothing herein is intended to relieve or decrease in any way the responsibility of the manufacturer or vendor of any item of equipment for any warranties with respect to such equipment. Upon such acceptance, such item of equipment shall automatically become in accordance with this Section 4.3 of this Agreement subject to the Equipment Agreement and an "Item of Equipment" thereunder.

4.4. Rights in Equipment. Upon the execution and delivery by Obligor of an Equipment Agreement Supplement relating to an Item of Equipment and satisfaction of the other conditions precedent set forth in
Section 3.1 hereof, Obligee shall have all rights and interests in such Item of Equipment and shall be obligated to pay Obligor in full for the Acquisition Cost of such Item of Equipment in accordance with the provisions of this Agreement; provided, that nothing in this Section 4.4 shall affect in any manner the respective rights and obligations of Obligee and Obligor under the Equipment Agreement or shall reduce or diminish any claim or remedy for damages which Obligee might assert for any breach or violation of the terms of the Equipment Agreement or of this Agreement. Obligor hereby transfers, grants, sells, and assigns to Obligee, its successors and assigns, all of Obligor's rights and interest in and to the various agreements, contracts, warranties, purchase orders and requisitions relating to the purchase, procurement, design and assembly of each Item of Equipment. Notwithstanding the foregoing assignment, Obligee shall not be deemed to have assumed any liability to any equipment vendor by virtue of this Agreement, Obligee's only obligation with respect to any Item of Equipment hereunder being to finance such Item in accordance with the terms of the Operative
Documents.

4.5. Funding Dates. From time to time, but no more frequently than two times in any Acquisition Period, and in any event no later than the last date of the Acquisition Period then in effect, Obligor may request payment by Obligee of amounts owed by Obligee to Obligor in connection with the transfer of Items of Equipment accepted under the Equipment Agreement in accordance with the terms hereof and thereof. Obligor shall send to Obligee, Owner Participant, LC Issuer and Lender, so as to be received by Obligee, Owner Participant, LC Issuer and Lender at least ten (10) Business Days prior to the date proposed for such payment or reimbursement by Obligee, which date shall be a Business Day mutually agreeable to Obligor, Obligee, Owner
Participant and Lender (each such date, a "Funding Date"), a statement showing


                        -14-
the aggregate amounts to be paid by Obligee to Obligor on the applicable Funding Date (each such statement, a "Funding Notice").
Each Funding Notice shall request payment in an amount at least equal to $10,000,000 (except for the final Funding Notice which shall request payment in an amount at least equal to $5,000,000), shall specify the proposed Funding Date. Obligor may request payment of Acquisition
Costs in an aggregate amount not to exceed the excess of the Maximum Acquisition Cost over the aggregate Acquisition Costs of all Items of Equipment previously financed by Obligee. Obligor represents and agrees that all payments for which reimbursement will be so requested will represent amounts which have been incurred or paid by Obligor and for which it has not received and will not receive any commission, allowance, rebate or other profit. If the closing of a payment of Acquisition Costs occurs on or before 2:00 p.m. (New York time) on a Business Day, Obligee shall make available to Obligor on the same Business Day the amount of Acquisition Costs to be paid or reimbursed in immediately available funds. If such closing occurs after 2:00 p.m. (New York time) on a Business Day Obligee shall make available to Obligor on the next succeeding Business Day the amount of the Acquisition Costs to be reimbursed or paid in immediately available funds. Payment of amounts on account of the Acquisition Cost of Items of Equipment shall be made by wire transfer to the account of Obligor at Chase Manhattan Bank, New York, New York ABA No 021000021,
Account No. 141024946, or such other bank or account maintained in the United States as Obligor shall designate in writing to Obligee and Owner Participant no later than 11:00 a.m. (New York time) on the Business Day preceding the Funding Date.

5. Amount and Terms of Loan.

5.1 Lender Commitment. Subject to and upon the terms and conditions herein set forth, during each Acquisition Period, Lender agrees to make multiple, non-revolving loans to Obligee in an aggregate principal amount up to the amount of the Commitment (each such advance, a "Loan").

5.2 Payment to Obligee. The closing of each Loan shall occur on a Funding Date. If the closing of a Loan occurs on or before 2:00 p.m. (New York time), Lender shall make available to Obligee on the same Business Day the amount of the Loan in immediately available funds.
If such closing occurs after 2:00 p.m. (New York time), Lender shall make available to Obligee on the next succeeding Business Day the amount of the Loan in immediately available funds. Amounts advanced by Lender hereunder shall be made by wire transfer on behalf of Obligee to the account of Harman International Industries, Inc. at Chase Manhattan Bank, New York, New York, ABA No. 021000021, Account
No. 141024946, or such other bank or account maintained in the United States as Obligee shall designate in writing to Lender no later than 11:00 a.m. (New York) time on the Business Day preceding the Funding Date.

5.3 Note. Each Loan made by Lender shall be evidenced by a promissory note of Obligee in substantially the form of Exhibit D hereto with blanks and Payment and Amortization Schedule appropriately completed in conformity herewith (the "Note").

5.4. Termination of Commitment. If the conditions to the obligations of Lender specified in Section 3 hereof have not been fulfilled or waived by it on or before the last day of the last Acquisition Period, Lender may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section 5.4 shall operate to relieve Obligee or


                          -15-

Obligor from their respective obligations hereunder and under the other Operative Documents or to waive any of Lender's rights against Obligee or Obligor.

5.5  Payments.

5.5.1 Principal.  Unless otherwise adjusted in accordance with Section
5.9 hereof principal on each Loan shall be payable to Lender on each Payment Date in an amount equal to the amount specified for such date on the Payment and Amortization Schedule attached to the Related
Note.

5.5.2 Interest. Obligee agrees to pay to Lender interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to Obligee until the date on which such Loan (together with accrued and unpaid interest thereon) is repaid in full (whether on the Maturity Date, by acceleration or otherwise) at the Applicable Debt Rate (calculated on the basis of a 360-day year and actual days elapsed). Accrued (and theretofore unpaid) interest shall be payable in arrears, on each Payment Date, on the date of any prepayment (on the amount prepaid), on the Maturity Date and, after the Maturity Date, on demand.

5.5.3 Commitment Fee. Obligee hereby agrees to pay Lender as a commitment fee ("Loan Commitment Fee") during each Commitment Period, which fee shall be computed at the applicable Commitment Fee Rate per annum on the average daily amount of the Lender Available Commitment. Such Loan Commitment Fee shall be payable quarterly in arrears on each Payment Date during each Commitment Period and on the last day of each Commitment Period.

5.5.4 Overdue Rate. Obligee shall pay to Lender interest on any part of the principal amount of any Note, if any, and interest on the Note and any other amount payable by Obligee hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) on demand for the period commencing on the due date thereof until the same is paid in full at the Overdue Rate.

5.5.5 Payment Instructions. All payments to Lender hereunder or under the other Operative Documents shall be made without defense, set-off or counterclaim to Security Trustee no later than 12:00 noon (New York time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds to the account of Security Trustee maintained at Commerzbank AG, New York
Branch, ABA No. 026008044, Account No. 150 10 17 10200, reference:
Four Winds Funding Corporation/Harman or such other account as Lender may designate in a written notice to Obligee.

5.5.6 Withholding Tax. If any amount of principal or interest payable with respect to the Loan becomes subject to any withholding Tax under Applicable Laws, Obligee shall withhold such Tax and shall pay to Lender such additional amounts so that the net amount actually received by Lender, after reduction for such withholding Tax, shall be equal on an After-Tax Basis to the full amount of principal and interest otherwise due and payable hereunder; provided, however, that, notwithstanding the foregoing, Obligee shall be required to pay such additional amounts only if and to the extent that (a) Obligor is required to indemnify


                        -16-

Lender for such withholding amounts under Section 8.2 hereof and (b) Obligor has not paid such amounts within three days after notice of nonpayment; provided further, that Obligee shall, upon such payment to Lender, be subrogated to the rights of Lender in respect thereof following payment in full to Lender of all amounts due and owing to it under Section 8.2 hereof.

5.5.7 Business Day Convention. Unless otherwise provided herein, any payment or prepayment of amounts due in accordance with the terms hereof which is due on a date which is not a Business Day shall be payable on the next succeeding Business Day.

5.5.8 Increased Costs. In the event any Affected Person shall have reasonably determined that any Regulatory Change (as hereinafter defined) shall (a) subject such Affected Person to any tax of any kind whatsoever as a result of this Agreement or any Operative Document or its interest therein or as a result of its commitments hereunder or thereunder or its liquidity or other commitment to Obligee or Lender as a result of this Agreement or any Operative Document or its interest therein (any such commitment or commitments, individually or collectively, an "Affected Person Commitment"), or change the basis of taxation of payments as a result thereof (except for Taxes for which Obligor indemnifies Lender under Section 8.2 hereof); or (b) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances under this Agreement or any Operative Documents, loans or other extensions of credit by, or any other acquisition of funds by, such Affected Person, and the result of any of the foregoing is to increase the cost to such Affected Person, by an amount which such Affected Person reasonably determines in good faith to be material, of maintaining its interest in this Agreement, the Notes or any Operative Document or its Affected Person Commitment or to reduce any amount receivable in respect thereof, then in any such case, after submission by such Affected Person to Obligee of a written request therefor Obligee shall pay to such Affected Person any additional amounts necessary to compensate such Affected Person for such increased cost or reduced amount receivable, together with interest on each such amount from the day which is five (5) Business Days after the date such request for compensation under this Section 5.5.8 is received by the Obligee until payment in full thereof (after as well as before judgment) at the Applicable Debt Rate in effect from time to time. In the event that any Affected Person shall have determined that any Regulatory Change regarding capital adequacy has the effect of reducing the rate of return on such Affected Person's capital or on the capital of any entity controlling such Affected Person as a result of its obligations hereunder or under any liquidity or credit support agreement or under any Operative Document or its maintenance of its Affected
Person Commitment or its interest in this Agreement, the Notes or any Operative Document to a level below that which such Affected Person or such entity could have achieved but for such Regulatory Change
(taking into consideration such Affected Person's or such entity's policies with respect to capital adequacy) by an amount reasonably determined in good faith by such Affected Person to be material, then, from time to time, after submission by such Affected Person to Obligee of such written request therefor, Obligee shall pay to such Affected
Person such additional amount or amounts as will compensate such Affected Person for such reduction, together with interest on each such amount from the day which is five (5) Business Days after the date such request for compensation under this Section (b) is received by Obligor until payment in full thereof (after as well as before judgment) at the Applicable Debt Rate in effect from time to time. It shall be a condition to the right of an Affected Person to receive any compensation under this Section 5.5.8 that it use its reasonable efforts to reduce or eliminate any claim for such


                          -17-
compensation, including but not limited to designating a different investing office for its interest in this Agreement, the Notes or the Operative Documents, if such designation will avoid the need for, or reduce the amount of any increased amounts referred to in this Section
5.5.8 and will not in the reasonable opinion of such Affected Person, be unlawful or otherwise disadvantageous to such Affected Person or inconsistent with its policies or result in an unreimbursed cost or expense to such Affected Person or in an increase in the aggregate amounts payable under this Section 5.5.8. Each Affected Person claiming any increased amounts described in this Section 5.5.8 will furnish to Obligee and Agent together with its request for compensation a certificate prepared in good faith setting forth the basis and the calculation of the amount (in reasonable detail) of each request by such Affected Person for any such increased amounts referred to in this
Section 5.5.8. Failure on the part of any Affected Person to demand compensation for any amount pursuant to this Section 5.5.8 with respect to any period shall not constitute a waiver of such Affected Person's right to demand compensation with respect to such period. For purposes of this Section 5.5.8, "Regulatory Change" shall mean as to each Affected Person, any change occurring after the date of the execution and delivery of this Agreement in any (or the adoption after such date of any new) (a) United States Federal or state law or foreign law applicable to such Affected Person; or (b) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to such Affected Person of any court or other judicial authority, or any entity which is exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government of any nation or any state or other political subdivision thereof and which is charged with the interpretation or administration of any law referred to in clause (a) or of any fiscal, monetary or other authority or central bank having jurisdiction over such Affected Person.

5.5.9 Illegality. Notwithstanding any other provision of this Agreement or the other Operative Documents to the contrary, if it becomes unlawful or contrary to an official directive of a Governmental Entity, any Applicable Law, or any interpretation, directive or request or change therein, or change in the administration or enforcement thereof after the date hereof for Lender or any Liquidity Provider to honor any obligation to make, to maintain or to participate in any Loan funded by Dollar borrowings on the London interbank market or if for any reason Lender or any Liquidity Provider is unable to borrow Dollars on the London interbank market (in either case, an "Illegality Event", and any Loan affected thereby, an "Illegal Loan") then (a) Lender shall promptly notify Agent and Obligee thereof, (b) if such Illegality Event can be avoided without incurring any consequences which are, in the sole judgment of Lender or such Liquidity Provider, adverse to Lender or such Liquidity Provider, then Lender or such Liquidity Provider shall make reasonable, good faith efforts consistent with its internal policy to effect such avoidance, (c) if, notwithstanding Lender's or such Liquidity Provider's efforts in accordance with clause (b) hereof, any Loan remains an Illegal Loan, then, at the time specified for such in the notice given in accordance with clause (a) above, the interest rate on any such Illegal Loan shall be automatically converted to the Alternate Rate and
(d) all Loans made after such Illegality Event other than Loans bearing interest at the Commercial Paper Rate shall accrue interest at the Alternate Rate. Obligee shall compensate Lender and any Liquidity
Provider, upon Lender's or such Liquidity Provider's written request, for all reasonable losses, expenses and liabilities incurred which Lender or such Liquidity Provider may sustain as a result of the conversion or any payment of any Illegal Loan on a date other than a Payment Date.


                           -18-

5.6. Prepayments Limited. No prepayment of the Loan may be made except to the extent and in the manner expressly permitted by this Agreement.

5.7. Mandatory Prepayments.

5.7.1 Event of Loss. In the event an Item of Equipment shall suffer an Event of Loss, then on the Casualty Payment Loss Value Date for such Item Obligee shall prepay and apply, and there shall become due and payable on the Casualty Loss Value Payment Date for such Item, a principal amount of the Loan equal to the Unamortized Debt Balance with respect to such Item of Equipment and all accrued and unpaid interest thereon.

5.7.2 Transfer of Rights and Interests in Items of Equipment. In the event that Obligor exercises its option to acquire rights and interests in an Item of Equipment pursuant to Section 25.2 of the Equipment
Agreement, on the Termination Date for such Item of Equipment, Obligee shall prepay and apply, and there shall become due and payable, a principal amount of the Loan equal to the Unamortized Debt Balance with respect to such Items of Equipment and all accrued and unpaid interest thereon.

5.7.3 Other Termination of Equipment Agreement. In the event that Obligor does not exercise any option to renew the Equipment
Agreement with respect to any Item of Equipment pursuant to
Section 25.1 thereof or does not exercise on the Termination Date for such Item of Equipment the option to transfer such Item of Equipment pursuant to Section 25.2 of the Equipment Agreement, then on the Termination Date for such Item of Equipment Obligee shall prepay and apply, and there shall become due and payable, the Unamortized Debt Balance of the Loan with respect to such Item of Equipment and all accrued and unpaid interest thereon.

5.8. Application of Prepayments. The amount of any prepayment shall be applied first, to the payment of accrued but unpaid interest on all Loans at the Overdue Rate if any, to the date of such payment then due hereunder, second, to the payment of accrued but unpaid interest on all Loans at the Applicable Debt Rate, if any, to the date of such prepayment then due hereunder, third, to the payment of any other amounts due Lender under the Operative Documents, fourth to the payment of the entire outstanding principal amount of the Related Note and fifth to the payment of the entire outstanding principal amount of any other Loan.

5.9. Recalculation of Loan Payment and Amortization Schedule. Upon any partial prepayment in accordance with this Section 5, the amount of principal due in accordance with the Payment and Amortization
Schedule attached to any Note or Notes against which principal amounts were prepaid, shall be recalculated on each Payment Date occurring after the date of such partial payment so as to equal the following:
(1.0 - PP/ OP) x SP
Where:
PP  =  Principal amount of such Loan being prepaid


                         -19-

OP = Outstanding principal balance of such Loan immediately prior to the payment of the principal being prepaid (excluding, however, any principal scheduled to be paid on the date principal is being prepaid) SP = Amount of scheduled principal payment for such Loan had the principal prepayment at issue not been paid

5.10. Loan Events of Default. The occurrence of any of the following specified events (whatever the reason for such Loan Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Loan Event of Default":

(a) an Equipment Agreement Event of Default shall have occurred and be continuing; or

(b) Obligee shall default in the due and punctual payment of any principal of or interest on, the Loan (including any mandatory prepayment) or any other amount to be paid to Lender under the Loan Documents; provided, however, that if any such amount is paid after the due date thereof, it shall only be deemed to be paid in full if there shall also be paid, together with such amount, interest on such amount at the Overdue Rate from the date such payment was due until the date of payment; or

(c) Obligee shall default in the due performance or observance of any of its other obligations hereunder, or Owner Participant shall breach any of its obligations under this Agreement or the Trust Agreement, and in each case the same shall continue unremedied for a period of 30 days from the earlier of actual knowledge thereof by Obligee and receipt by Obligee of written notice of such default; or

(d) any representation, warranty or statement made by Obligee, Trust Company or Owner Participant in any of the Operative Documents, or otherwise in writing in connection herewith or therewith, or in any statement furnished pursuant hereto or thereto or in connection herewith or therewith, shall be breached or shall prove to be untrue in any material respect on the date as of which made; or

(e) judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered against Obligee and shall not be satisfied, stayed, bonded with a reputable and financially sound surety company to the full extent thereof, vacated or discharged for more than 60 days; or

(f) (i) Obligee, Trust Company or Owner Participant shall consent to the appointment of or the taking of possession by a receiver, agent or liquidator of itself or of a substantial part of its property, or Obligee, Trust Company or Owner Participant shall admit in writing its inability to pay its debts generally as they become due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or Obligee, Trust Company or Owner Participant shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under


                           -20-
any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against it, or Obligee, Trust Company or Owner Participant shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or Obligee, Trust Company or Owner Participant shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or Obligee, Trust Company or Owner Participant shall adopt a resolution authorizing action in furtherance of any of the foregoing; or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction (A) appointing, without the consent of Obligee, Trust
Company or Owner Participant, a receiver, trustee or liquidator of such person or of any substantial part of its property, or (B) sequestering any substantial part of the property of Obligee, Trust Company or Owner Participant, or (C) granting any other relief in respect of Obligee, Trust Company, or Owner Participant as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and in each case any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or (iii) a petition against Obligee, Trust Company or Owner Participant in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Obligee, Trust Company or Owner Participant, any court of competent jurisdiction assumes jurisdiction, custody or control of such person or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days; or

(g) Obligee shall default in any of its obligations under any other Operative Document or any Operative Document shall cease to be in full force and effect or be disaffirmed or repudiated in any respect by or on behalf of Obligee or any party thereto (other than Lender); or

(h) if this Agreement at any time shall not be in full force and effect or shall no longer create a first and prior Lien on any portion of the Collateral, or

(i) the trust created pursuant to the Trust Agreement shall have been terminated.

5.11. Remedies of Lender.

5.11.1 Rights in Collateral. If a Loan Event of Default shall have occurred and be continuing, then and in every such case Lender and Security Trustee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Section 5.11, any and all remedies under the other Security Documents, and any and all remedies available to a secured party under the UCC or any other provision or law and, in the event such Loan Event of Default is a Loan Event of Default referred to in Section 5.10(a) hereof, any and all of the remedies pursuant to the Equipment Agreement, and may take possession of all or any part of the Collateral and may exclude Obligee, Obligor, any lessee and all Persons claiming under any of them wholly or partly therefrom.


                           -21-

5.11.2 Insolvency.  If a Loan Event of Default referred to in clause (f) of
Section 5.10 hereof shall have occurred or an Equipment Agreement
Event of Default of the type referred to in clause (e) of Section 20 of the Equipment Agreement thereof shall have occurred, then and in every such case the unpaid principal of each Loan, together with interest accrued but unpaid thereon, Prepayment Premium, if any, and all other amounts due to Lender shall, unless Lender shall otherwise direct, immediately and without further act become due and payable by Obligee to Lender, without presentment, demand, protest or notice, all of which are hereby waived. If any other Loan Event of Default shall have occurred and be continuing, then and in every such case, Lender may, by written notice or notice to Obligee, declare all Loans to be due and payable, whereupon the unpaid principal of the Loans then outstanding, together with accrued but unpaid interest thereon, Prepayment Premium, if any, and all other amounts due from Obligee to Lender, shall immediately and without further act become due and payable by Obligee to Lender without presentment, demand, protest or other notice, all of which are hereby waived.

5.11.3 Delivery of Documents. Upon the occurrence of a Loan Event of Default, at the request of Security Trustee, Obligee shall promptly execute and deliver to Security Trustee such instruments of title and other documents as Security Trustee may deem necessary or advisable to enable Security Trustee or a representative designated by Security Trustee, at such time or times and place or places as Security Trustee may specify, to obtain possession of all or any part of the Collateral to whose possession Security Trustee shall at the time be entitled hereunder. If Obligee shall for any reason fail to execute and deliver such instruments and documents after the request by Security Trustee, Security Trustee may (a) obtain a judgment conferring on Security
Trustee the right to immediate possession and requiring Obligee to execute and deliver such instruments and documents to Security
Trustee, to the entry of which judgment Obligee hereby specifically consents, and (b) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Obligor or Obligee wherever such Collateral may be or is purported to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Agreement.

5.11.4 Possession of Collateral. Upon taking of possession pursuant hereto, Security Trustee or a representative designated by Security
Trustee may, from time to time, at the expense of Obligee, make all such expenditures for maintenance, insurance, repairs, replacements and alterations to any of the Collateral, as it may deem appropriate and commercially reasonable. In such case, Security Trustee or a representative of Security Trustee shall have the right (but not the obligation) to maintain, use, operate, store, lease, control or manage the Collateral and to carry on the business and to exercise all rights and powers of Obligee relating to the Collateral, as Security Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as Security Trustee may determine; and Security Trustee shall be entitled to collect and receive directly all tolls, rents (including Equipment Payment and Supplemental Payments), revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of Lender or Security Trustee under any provision of this Agreement to collect and receive all cash held by, or required to be deposited with, Obligee hereunder. Such tolls, rents (including Rental and Supplemental Payments), revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, control, management or disposition of


                          -22-
the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Security Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of Obligee or Obligor), and all other payments which Security Trustee may be required or authorized to make under any provision of this Agreement, as well as just and reasonable compensation for the services of Security Trustee, and of all Persons properly engaged and employed by Security Trustee.

5.11.5 Sale of Collateral. In addition, Security Trustee may sell, assign, transfer and deliver the whole, or from time to time to the extent permitted by law, any part of the Collateral or any interest therein, at any private sale or public auction with or without demand, advertisement or notice (except as herein required or as may be required by law) of the date, time and place of sale and any adjustment thereof for cash or credit or other property for immediate or future delivery and for such price or prices and on such terms as Security Trustee may determine, or as may be required by law. It is agreed that ten (10) Business Days' notice to Obligee of the date, time and place (and terms, in the case of a private sale) of any proposed sale by Security Trustee of the Collateral or any part thereof or interest therein is reasonable. Each of Security Trustee and Lender may be a purchaser of the Collateral or any part thereof or any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise. Security Trustee may apply against the purchase price therefor the amount then due under the Notes secured hereby. Security Trustee shall, upon any such purchase, acquire good title to the property so purchased, to the extent permitted by applicable law, free of all rights of redemption.

5.11.6 Discharge. Upon any sale of the Collateral or any part thereof or interest therein, whether pursuant to foreclosure or power of sale or otherwise, the receipt of the purchase money of the official making the sale by judicial proceeding or by Security Trustee shall be sufficient discharge to the purchaser for the purchase money and neither such official nor such purchaser shall be obliged to see to the application thereof.

5.11.7 Appointment of Receiver. If a Loan Event of Default shall have occurred and be continuing, Security Trustee shall, as a matter of right, be entitled to appoint a receiver or trustee or representative (who may be Security Trustee or any successor or nominee thereof, or any Lender appointed by Security Trustee) for all or any part of the Collateral, whether such receivership or agency or representation be incidental to a proposed sale of the Collateral or the taking of possession thereof, the exercise of remedies under this Agreement or the Equipment Agreement or otherwise, and Obligee hereby consents to the appointment of such a receiver, trustee or representative. Any receiver, trustee or representative appointed for all or any part of the Collateral shall be entitled to exercise all rights of Security Trustee under this Agreement and the other Operative Documents to the extent provided in such appointment and shall be entitled to exercise all the powers and pursue all the remedies of Security Trustee hereunder with respect to the Collateral.

5.11.8 Redemption. Any sale of the Collateral or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall forever be a perpetual bar against Obligee, after the expiration of the period, if any, during which


                           -23-

Obligee shall have the benefit of redemption laws which may not be waived pursuant to clause (i) above. Subject to the provisions of this Agreement, Obligee covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay or extension law wherever enacted, nor at any time hereafter in force, in order to prevent or hinder the enforcement of this Agreement or the execution of any power granted herein to Lender or Security Trustee, or the absolute sale of the Collateral, or any part thereof, or the possession thereof by any transfer at any sale under this
Section 5.11; and Obligee for itself and all who may claim under it, so far as it or any of them now or thereafter lawfully do so, waives all right to have the Collateral marshaled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Collateral as an entirety.

5.11.9 Rights Cumulative; No Waiver. Each and every right, power and remedy herein given to Lender and Security Trustee specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lender or Security Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Lender or Security Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Obligee or Obligor or to be an acquiescence therein.

5.11.10 Termination of Proceedings. If Lender or Security Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender or Security Trustee, then and in every such case Obligee, Lender, Security Trustee and Obligor shall, subject to any binding determination in such proceeding, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Lender and Security Trustee shall continue as if no such proceedings had been instituted.

6. Covenants.

6.1. Obligee Covenants. Obligee covenants and agrees for the benefit of Lender (unless Lender shall have otherwise waived in writing compliance herewith) during the term of this Agreement as follows:

(a) the proceeds of each Loan shall be used solely to finance Obligee's acquisitions of Items of Equipment in accordance with the terms of this Agreement and for costs related to such transactions;

(b) it shall comply with all Applicable Laws, rules, regulations and orders of any jurisdiction, such compliance to include paying when due all Taxes imposed upon it or upon


                           -24-
its property by any Government Entity except to the extent contested in good faith and for which adequate reserves have been segregated;

(c) it shall promptly take, and maintain the effectiveness of, all action of the type referred to in clause (d) of Section 2.3 or otherwise that may, from time to time, be necessary or appropriate under Applicable Law in connection with the performance by Obligee of its obligations under the Operative Documents, or the taking of any action hereby or thereby contemplated, or necessary for the legality, validity, binding effect or enforceability of the Operative Documents, or for the making of any payment or the transfer or remittance of any funds by Obligee under the Operative Documents;

(d) it shall furnish to Lender or cause to be furnished to Lender, as the case may be (i) the documents, certificates and financial statements to be provided by Obligor pursuant to Section 6.6 hereof, at the times set forth therein; (ii) such other information regarding the condition or operations, financial or otherwise, of Obligor or the Collateral as Lender may from time to time reasonably request and which Obligor is obligated to provide to Obligee under the terms of the Equipment Agreement; (iii) upon notice thereof, notice of the existence of any Equipment Agreement Default or Equipment Agreement Event of
Default; (iv) promptly upon receipt, copies of all notices, lists or other written information received by Obligee from Obligor pursuant to the Equipment Agreement; and (v) promptly upon receipt by Obligee, copies of all notices, communications documents and agreements relating to the Collateral;

(e) it shall allow or cause to allow any person acting on behalf of Lender or Security Trustee (i) to visit and inspect the Equipment, to visit, inspect and examine the books and records and accounts of Obligor and to discuss with Obligor its affairs, finances and accounts and (ii) to visit, inspect and examine its books of record and accounts of Obligee and to discuss with Obligee its affairs, finances and accounts, in each case at such times and as often as Lender may reasonably request;

(f) it shall duly pay and discharge (i) all Liens other than Permitted
Liens, (ii) all of its trade bills before the time that any Lien attaches and
(iii) all Taxes imposed upon or against it or its property or assets, or upon any property leased by it, prior to the date on which penalties attach thereto and (iv) all lawful claims, whether for labor, materials, supplies, services or anything else, which might or could, if unpaid, become a Lien upon such property or assets, unless and only to the extent that any such amounts are not yet due and payable or the validity thereof is being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Items of Equipment or any interest therein and Obligee maintains appropriate reserves with respect thereto or has made adequate provision for the payment thereof, in accordance with generally accepted accounting principles and approved by Lender;

(g) it shall keep at all times books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs, and provide or cause to be provided adequate protection against loss or damage to such books of record and account;


                            -25-

(h) it shall not except as expressly permitted by the Equipment Agreement and under this Agreement, sell, lease, convey, transfer or encumber or otherwise dispose of all or any part of any Item of Equipment, or cause or permit any Person to do any of the foregoing with respect to all or any part of any Item of Equipment;

(i) it shall not amend, modify, consent to any change to the terms or otherwise alter any of the Operative Documents in any manner without the consent of Lender and Security Trustee;

(j) it shall not operate in a manner that would result in an actual, constructive or substantive consolidation with Owner Participant, or any other Person, and in such connection Obligee shall observe all trust formalities, maintain records separately and independently from those of Owner Participant or other Person and enter into any transactions with Owner Participant only on an arm's-length contractual basis;

(k) it shall not waive an Equipment Agreement Default or Equipment Agreement Event of Default or breach any of its obligations under the Equipment Agreement without the consent of Lender, and shall enforce all of its rights under the Equipment Agreement; and

(l) within the six-month period preceding the fifth anniversary of the Closing Date, Obligee will provide to Lender and Security Trustee continuation statements with respect to any UCC financing statements filed in connection with the Security Documents, to file the same, and promptly upon such filing will provide Lender and Security Trustee with written evidence thereof.

6.2. Further Obligee Covenants. Obligee covenants for the benefit of each other party hereto (unless each shall have otherwise waived in writing compliance herewith) during the term of this Agreement as follows:

(a) it shall take all actions as are required to keep the representations and warranties made by it in Section 2.3 hereof (except, in the case of clause
(e) of Section 2.3, if the location of such office shall change, Obligee shall provide each other party hereto with not less than ten (10) days' prior written notice of such change), true and correct in all material respects (but without regard to the date when such representations and warranties were made or are expressed to be effective) until such time as all of the obligations secured hereby have been paid in full;

(b) it shall obtain and maintain, or cause to be obtained or maintained, in full force and effect, any authorization, approval, license, or consent of any governmental or judicial authority including which may be or become necessary in order for Lender, Security Trustee, Obligor and Owner Participant to obtain the full benefits of this Agreement and all rights and remedies granted or to be granted herein.

(c) it shall not create, assume or suffer to exist any Lien with respect to the Collateral, except Permitted Liens;


                          -26-

(d) it shall not (i) enter into any business other than its financing of Equipment, (ii) create, incur, assume or permit to exist any Indebtedness, except as expressly permitted by this Agreement, (iii) enter into, or be a party to, any transaction with any Person, except the transactions set forth in the Operative Documents and as expressly permitted thereby, or (iv) make any investment in, guaranty the obligations of, or make or advance money to any Person, through the direct or indirect lending of money, holding of securities or otherwise except the transactions set forth in the Operative Documents and as expressly permitted thereby; and

(e) it shall not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease
(substantially as a whole), or otherwise dispose of (whether in one or in a series of transactions) its assets except as expressly permitted by this Agreement.

6.3. Trust Company Covenants. Trust Company covenants and agrees for the benefit of each other party hereto (unless each party shall have otherwise waived in writing compliance herewith) during the term of this Agreement as follows:

(a) it shall perform all of its obligations set forth in the Trust Agreement and shall not amend, modify, consent to any change to the terms or otherwise alter the Trust Agreement in any manner without the consent of each of the other parties hereto;

(b) it shall not, through its own actions or inactions, interfere in Obligor's quiet enjoyment of the Items of Equipment during the Term as long as the Equipment Agreement shall not have been declared in default pursuant to Section 21 thereof; and

(c) it shall (i) not cause or permit to exist any Lien attributable to it with respect to the Items of Equipment or any other portion of the Trust
Estate other than Permitted Liens, (ii) promptly, at its own expense, take such action as may be necessary duly to discharge any Lien attributable to it, and (iii) make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Liens attributable to it; and

(d) it shall not change the location of its principal office to a location outside of Hartford, Connecticut without providing at least 30 days advance written notice thereof.

6.4. Owner Participant Covenants. Owner Participant covenants and agrees for the benefit of each party hereto (unless each party hereto shall have otherwise waived in writing compliance herewith) during the term of this Agreement as follows:

(a) it shall maintain its existence as a corporation in good standing under the laws of the State of New York;

(b) it shall maintain its right to transact business in each jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would preclude Obligee from enforcing its rights or meeting its obligations under or with respect to any Operative
Document;


                          -27-

(c) it shall perform all of its obligations set forth in the Trust Agreement and shall not amend, modify, consent to any change to the terms or otherwise alter the Trust Agreement in any manner without the consent of each of the other parties hereto;

(d) it shall not, through its own actions or inactions, interfere in Obligor's quiet enjoyment of the Items of Equipment during the Term as long as the Equipment Agreement shall not have been declared in default pursuant to Section 21 thereof; and

(e) it shall (i) not cause or permit to exist any Lien attributable to it with respect to the Items of Equipment or any other portion of the Trust
Estate other than Permitted Liens, (ii) promptly, at its own expense, take such action as may be necessary duly to discharge any Lien attributable to it, and (iii) make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Liens attributable to it;

6.5. Lender and Security Trustee Covenant.  Each of Lender and
Security Trustee hereby covenants and agrees, for the benefit of Obligee and Obligor, that so long as no Equipment Agreement Event of Default has occurred and is continuing, it shall not take or cause to be taken any action contrary to Obligor's or any permitted lessee's right to quiet enjoyment of, and the continuing possession, use and operation of, the Equipment during the Term of the Equipment Agreement.

6.6. Obligor Covenants. Obligor covenants and agrees for the benefit of each other party hereto (unless each party shall otherwise waive in writing compliance herewith) during the term of this Agreement as follows:

(a) it shall furnish Obligee, Owner Participant and Lender (i) as soon as available, but in any event within 90 days after the end of each fiscal year of Obligor, a copy of the consolidated balance sheet of Obligor and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG, LLC or other independent certified public accountants of nationally recognized standing, and (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Obligor, the unaudited consolidated statements of income and retained earnings and of cash flows of Obligor and its consolidated Subsidiaries for such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, disclosed therein).

(b) it shall furnish Obligee, Owner Participant and Lender (i) concurrently with the delivery of the financial statements referred to in
Section 6.6(a)(i) hereof, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Equipment


                         -28-

Agreement Default or Equipment Agreement Event of Default, except as specified in such certificate, (ii) concurrently with the delivery of the financial statements referred to in Sections 6.6(a)(i) and (ii), a certificate of a Responsible Officer stating that, to the best of such officer's knowledge, Obligor during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Operative Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Equipment Agreement Default or Equipment
Agreement Event of Default except as specified in such certificate, (iii) not later than ten (10) Business Days following approval by the Board of Directors of Obligor (and in any event at least once in each fiscal year), a copy of Obligor's final business plan as approved by the Directors, (iv) within five (5) days after the same are sent, copies of all financial statements and reports which Obligor sends to its stockholders, and within five (5) days after the same are filed, copies of all financial statements and periodic reports which Obligor may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Entity, and (v) promptly, such additional financial and other information as Obligee, Lender or Owner Participant may from time to time reasonably request (including, but not limited to, annual consolidating financial statements not later than 150 days after the end of each fiscal year.); and

(c) within the six-month period preceding the fifth anniversary of the Closing Date, Obligor will provide to Obligee, Lender and Security Trustee continuation statements with respect to any UCC financing statements filed in connection with the Equipment Agreement or this Agreement, to file the same, and promptly upon such filing will provide Obligee, Lender and Security Trustee with written evidence thereof. and
(d) within fifteen Business Days of each Funding Date, Obligor shall deliver to Security Trustee original counterparts of Subsidiary Equipment Agreements for each of the Subsidiaries in possession of Equipment on such Funding Date.

6.7. Obligor Negative Covenants. Obligor covenants and agrees for the benefit of each other party hereto (unless each party shall otherwise waive in writing compliance herewith) during the term of this Agreement that it shall comply with the Multi-Currency Negative
Covenants, and such Multi-Currency Negative Covenants (together with all terms utilized therein) are hereby incorporated by reference as if set forth herein in their entirety and:

(a) Obligor shall not permit the ratio of Consolidated Total Debt to Consolidated Capitalization at any time to be greater than 68%;

(b) Obligor shall not permit the EBITDA Ratio for any period of four consecutive fiscal quarters to be less than 2.25 to 1.0;

(c) Obligor shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, or permit any Restricted Subsidiary to do any of the foregoing, except (i) any Restricted Subsidiary of Obligor may be merged or consolidated with or into Obligor (provided that Obligor shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Restricted Subsidiaries of Obligor (provided that the wholly-owned Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving corporation), (ii) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Obligor or any other wholly-owned Restricted Subsidiary of Obligor, and (iii)


                        -29-

Obligor and its Restricted Subsidiaries may consummate the transactions permitted by subsection 10.5 of the Multi-Currency Credit Agreement;

6.8. Covenant of Lender, Obligee, Agent and Security Trustee, LC
Issuer, Trust Company and Owner Participant. Each Obligee, Lender, Agent, Security Trustee, LC Issuer, Trust Company and Owner
Participant that is not a "United States person" as such term is defined in Code Section 7701(a)(30) shall provide to Obligor at Closing and in 2000 on or before January 15 and at such times as may be necessary thereafter under Applicable Law as in effect on the Closing Date (including Treasury regulations promulgated under Section 1441 of the Code presently scheduled as of the Closing Date to go into effect on January 1, 2001) and at such other times as shall be reasonably requested by Obligor, a fully completed Internal Revenue Service Form 4224 or successor form (including an Internal Revenue Service Form
W-8 as specified in Treasury Regulations section 1.1441-4(a) presently scheduled as of the Closing Date to go into effect on January 1, 2001) upon which Obligor can rely establishing that all payments to be made by Obligor to each such Person under the Operative Documents can be made by Obligor free and clear of any requirement to withhold any federal income tax therefrom because such payments are effectively connected with the conduct of a trade or business by such Person in the United States; provided, however, that each such Person shall not be required to provide such forms if, solely as a result of a change in Applicable Law (but not including for this purpose, Treasury
Regulations Section 1.1441-4(a) in the form scheduled as of the Closing Date to go into effect on January 1, 2001), such Person is not legally entitled to deliver such form. The only consequence of a breach by any Lender, Obligee, Agent, Security Trustee, LC Issuer, Trust Company or Owner Participant of this Section 6.8, shall be that Obligor shall be entitled to withhold from any payment made by Obligor to such Person the appropriate amount of federal income tax, notwithstanding the provisions of the Operative Documents to the contrary and Obligor shall have no obligation under Section 8.2 for those amounts withheld from payments to such Person hereunder.

7. Security.

7.1. Security Interest. For valuable consideration, and to secure the due payment and performance of all principal of, Prepayment Premium, if any, and interest on the Loans, the Loan Commitment Fee and any interest due thereon, and all indebtedness and other liabilities and obligations, whether now existing or hereafter arising (including any obligations to indemnify, reimburse or pay costs and/or expenses) of Obligee to Lender arising out of or in any way connected with the Operative Documents and all instruments, agreements and documents executed, issued and delivered pursuant thereto (collectively, the "Secured Obligations"), Obligee hereby assigns, conveys, mortgages, pledges, hypothecates, transfers and sets over to Security Trustee, and its successors and assigns, and grants to Security Trustee, and its successors and assigns, a first Lien on and security interest in the following property and rights of Obligee, except for Excepted Payments with respect thereto (collectively, the "Collateral"):

(a) the Items of Equipment;

(b) all right, title and interest of Obligee in and to any Cross Receipt and all warranties (including, without limitation, warranties of title, merchantability, fitness for a


                           -30-
particular purpose, quality and freedom from defects) and rights of recourse against manufacturers, assemblers, sellers and others in connection with the Items of Equipment;

(c) all right, title and interest of Obligee in and to, but none of the obligations of Obligee under, the Equipment Agreement, the Security Documents and the Subsidiary Equipment Agreements and all Equipment Payments, Equipment Agreement Commitment Fees and
Supplemental Payments payable under the Equipment Agreement including installments of Equipment Payment payments and all other sums payable thereunder;

(d) all accounts, contract rights, general intangibles and all other property rights of any nature whatsoever arising out of or in connection with the Equipment Agreement or the Items of Equipment, including, without limitation, Equipment Payment, Equipment Agreement
Commitment Fees and Supplemental Payments and any other payments due and to become due under the Equipment Agreement whether as repayments, reimbursements, contractual obligations, indemnities, damages or otherwise;

(e) all claims, rights, powers, or privileges and remedies of Obligee, as Obligee, under the Equipment Agreement;

(f) all rights of Obligee under the Equipment Agreement to make determinations to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or any property which is the subject of the Equipment Agreement, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which (in the opinion of Security Trustee) may be necessary or advisable in connection with any of the foregoing;
provided, however, Security Trustee agrees for the benefit of Obligee that so long as no Loan Event of Default has occurred and is continuing, it will not exercise any of the rights assigned to it under clauses (e) and
(f) of this Section 7.1, other than the right to receive amounts due under the Equipment Agreement, without the prior written consent of Obligee;

(g) all moneys now or hereafter paid or required to be paid to Lender pursuant to any Operative Document; and

(h) all proceeds of the Collateral including, without limitation, all rentals, income and profits in respect of the Items of Equipment, whether under the Equipment Agreement or otherwise, all credits granted by any manufacturer or vendor with respect to the return of any Item of Equipment and the proceeds of any insurance payable with respect to the Items of Equipment.

7.2. Consent and Agreement of Obligor. Obligor hereby consents to the assignment set forth in Section 7.1 hereof. Obligee and Security
Trustee hereby instruct, and Obligor agrees, that until further notified by Security Trustee, Obligor shall pay all amounts payable under the Equipment Agreement other than Excepted Payments to the account of Security Trustee maintained at Commerzbank AG, New York Branch,
ABA No. 026008044, Account No. 150 10 1710200, reference:  Four
Winds Funding Corporation/Harman or such other account as Security
Trustee may designate in a written notice to Obligor.  If there is any


                           -31-
disagreement between Security Trustee and Obligee as to whether any amount is an Excepted Payment, Obligor shall abide by Security
Trustee's determination with respect to such amount.

7.3. Further Obligee Covenants. Obligee covenants and agrees with Security Trustee as follows:

(a) Obligee will faithfully abide by, perform and discharge each and every obligation, covenant and agreement to be performed by Obligee under the Operative Documents to which it is a party, and Security Trustee shall not be responsible for any of such obligations, covenants or agreements under any circumstances;

(b) at the request of Security Trustee, and at the sole cost and expense of Obligee, Obligee will use its best efforts to enforce or secure the performance of each and every obligation, covenant, condition and agreement contained in the Equipment Agreement to be performed by Obligor;

(c) Obligee, at the reasonable request of Security Trustee, will appear in and defend every action or proceeding arising under, growing out of or in any manner connected with the Equipment Agreement or the obligations, duties or liabilities thereunder of Obligee and Obligor;

(d) if at any time during a Loan Default or Loan Event of Default Obligee should receive any amounts payable by Obligor under the Equipment Agreement or any other proceeds for or with respect to the Collateral, it will hold such amounts in trust for Security Trustee and not commingle such amounts with any other amounts belonging to or held by Obligee, advise Security Trustee of such receipt and promptly forward such amounts directly to Security Trustee;

(e) upon the occurrence and continuance of any Loan Event of Default, Obligee will immediately upon receipt of all checks, drafts, cash or other remittances in payment of any of its accounts, contract rights or general intangible constituting part of the Collateral, or in payment for any Collateral sold, transferred, leased or otherwise disposed of, or in payment or on account of its accounts, contracts, contract rights, notes, drafts, acceptances, general intangibles, chooses in action and all other forms of obligation relating to any of the Collateral so sold, transferred or otherwise disposed of, deliver any such items to Security Trustee accompanied by a remittance report in form supplied or approved by Security Trustee, such items to be delivered to Security Trustee in the same form received, endorsed or otherwise assigned by such Obligee where necessary to permit collection of items and, regardless of the form of such endorsement, Obligee hereby waives presentment, demand, notice of dishonor, protest and notice of protest; and

(f) within the six-month period preceding the fifth anniversary of the Closing Date, Obligee will provide to and will obtain from Obligor continuation statements with respect to the UCC financing statements filed in connection with this Agreement, will file the same pursuant to
Section 10.1 hereof, and promptly upon such filing will provide Security Trustee with written evidence thereof.


                          -32-

7.4. Further Assurances. For each Item of Equipment located in the United States, France, Germany, or England, Obligee will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to Security Trustee from time to time such confirmatory assignments, conveyances, financing and continuation statements, transfer endorsements, powers of attorney, notes, reports and other assurances or instruments and take such further actions which are appropriate or advisable to perfect, preserve or protect Security Trustee's security interest granted hereunder or which Security Trustee deems necessary or advisable in order to obtain the full benefits of the Liens created or intended to be created hereunder, and will take such other actions reasonably requested by Security Trustee to effectuate the intent of the Operative Documents. To the extent permitted by applicable law, Obligee authorizes Security Trustee to file any such financing and continuation statements without the signature of Obligee and Obligee will pay all applicable filing fees and related expenses.

7.5. Termination. Upon the full and final discharge and satisfaction of the Loans and the Obligee's obligations to Lender and Security Trustee under the Operative Documents, the provisions of this Section 7 and all grants and assignments hereunder shall terminate, and all right, title and interest of Security Trustee in and to the Equipment Agreement, the Collateral and the proceeds thereof shall revert to Obligee, provided that the indemnification provisions hereof shall survive the termination of this Agreement and, provided, further, that if such discharge and satisfaction shall be made following the occurrence of a Loan Event of Default, the foregoing discharge shall be made following satisfaction of Obligor's obligations under Section 21 of the Equipment Agreement. Security Trustee shall, at Obligee's expense, execute and deliver any evidence of such release as Obligee may reasonably require and furnish to Security Trustee.

7.6. Other Security. To the extent that the obligations of Obligee under any Operative Document are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then Security Trustee shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of Security Trustee's rights and remedies hereunder.

7.7. Power of Attorney.  Obligee irrevocably authorizes Security
Trustee and does hereby make, constitute and appoint Security Trustee and any officer of Security Trustee, with full power of substitution, as Obligee's true and lawful attorney-in-fact, with power, in its own name or in the name of Obligee, to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of Security Trustee; to sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; to pay or discharge Taxes, Liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and generally, to do, at Security Trustee's option and at Obligee's expenses, at any time, or from time to time, all acts and things which Security Trustee deems necessary to protect, preserve and realize upon the Collateral and Security Trustee's security interests therein and in order to effect the intent of the Operative Documents all as fully and effectually as Obligee might


                            -33-
or could do; and Obligee hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be coupled with an interest and irrevocable for the term of this Agreement and thereafter as long as any of the obligations of Obligee under any Operative Document shall be outstanding. The powers conferred on Security Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Security Trustee to exercise any such powers. Security Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors or employees shall be responsible to Obligee for any act or failure to act, except for its own gross negligence or willful misconduct.

7.8. Assignment of Rights. Obligee agrees that the assignments herein are irrevocable and it will not, while said assignment is in effect or thereafter until Obligee has received from Security Trustee notice of the termination thereof, take any action as Obligee under the Equipment Agreement or otherwise which is inconsistent with this Agreement or make any other assignment, designation or direction inconsistent herewith and that any assignment, designation or direction inconsistent herewith shall be void. Obligee and Security Trustee agree that the following are, without limitation, rights, powers, privileges, options, and benefits assigned by Obligee hereunder: the right to make claim for, receive, collect and receipt for (and to apply the same to the payment of the principal of, Prepayment Premium, if any, and interest on the Notes) all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards, payments of Casualty Loss Value and other sums payable or receivable under the Equipment Agreement or pursuant thereto, and to make all waivers and agreements, to give and receive all notices and other instruments, and to take all action upon the happening of an Equipment Agreement Event of Default, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of the Equipment Agreement or by law, and to do all other things which Obligee or any owner of the Equipment is or may become entitled to do under the Equipment Agreement.

7.9. Transfer of the Collateral by Lender. Security Trustee or Lender may be a transferee of the Collateral or of any part thereof or of any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise hereunder, and may apply upon the transfer price the indebtedness secured hereby owing to such transfer, to the extent of such transferee's distributive share of the transfer price. Any such transferee shall, upon any such transfer, acquire title to the properties so transferred, free of the Lien of this Agreement.

7.10. No Segregation of Monies; No Interest. Any monies paid to or retained by Security Trustee pursuant to any provision hereof and not then required to be distributed to any party as provided in Section 7 hereof need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and Lender shall not be liable for any interest thereon.

7.11. Distribution of Moneys. Except as may be otherwise provided in this Section 7 and for so long as no Loan Event of Default has occurred and is continuing, all moneys received by Security Trustee shall be applied in accordance with this Section 7.11:

7.11.1 Payments under the Equipment Agreement. Moneys received by Security Trustee constituting Equipment Payment or Equipment
Agreement Commitment Fees


                        -34-
under the Equipment Agreement (including the payment of interest on any such overdue Equipment Payment or Equipment Agreement
Commitment Fees) shall be applied:

First, so much of such funds as shall be required to pay in full the aggregate amount of any interest then due on the Loans hereunder, if any, at the Overdue Rate and of the interest then due on the Loans at the Applicable Rate therefor;

Second, so much of such funds as shall be required to pay in full interest due on any Loan Commitment Fee then due hereunder, if any, at the Overdue Rate;

Third, so much of such funds as shall be required to pay in full any Loan Commitment Fee then due hereunder;

Fourth, so much of such funds shall be required to pay in full any principal installment then due on the Loans; and

Fifth, the balance, if any, of such payment remaining thereafter shall be distributed to Obligee or its designee.

7.11.2	Payments in Respect of an Event of Loss.  Moneys received by
Security Trustee constituting Casualty Loss Value (including any insurance proceeds or condemnation awards in respect of the subject Event of Loss which are payable to Security Trustee pursuant to the provisions of the Equipment Agreement) shall be applied first, to the prepayment of the Loans required by Section 5.7.1 hereof, and second, the balance of any such moneys shall be distributed to Obligee or its designee.

7.11.3 Payment of the Unamortized Debt Balance of any Item of
Equipment. Moneys received by Security Trustee constituting payment by Obligor of the Unamortized Debt Balance of any Item of Equipment pursuant to Section 25.2 or 26 of the Equipment Agreement shall be applied to the prepayment of the Notes required by Section 5.7.2 hereof.

7.11.4	Payment upon Final Disposition of the Items of Equipment.
Moneys received by Security Trustee constituting proceeds of the sale of any Item of Equipment to a third party pursuant to Section 25.3 of the Equipment Agreement, plus moneys received by Security Trustee constituting any Deficiency with respect to such Item of Equipment shall be applied to the prepayment of the Notes required by Section
5.7.3 hereof.

7.12. Payments after a Loan Event of Default. All payments received and all amounts held or realized by Security Trustee (including any amounts realized by Security Trustee from the exercise of any remedies) after any Loan Event of Default, and all payments or amounts then held or thereafter received by Security Trustee hereunder or under the Operative Documents, shall, so long as such Loan Event of Default continues and shall not have been waived in writing by Lender, be applied forthwith by Security Trustee in the following order or priority:

First, so much of such payments or amounts held or realized by Security Trustee as shall be required to reimburse Security Trustee for any expenses not reimbursed by Obligee in connection with the collection or distribution of such amounts held or realized by Security


                         -35-

Trustee or in connection with the expenses incurred in enforcing its remedies hereunder and preserving the Collateral including, without limitation, those expenses contemplated under Section 10.1 hereof, shall be retained by Security Trustee;

Second, so much of such payments or amounts as shall be required to pay Lender, Security Trustee and Agent the amounts payable to Lender, Security Trustee and Agent pursuant to the provisions of any indemnification provisions of this Agreement shall be distributed to Lender, Security Trustee and Agent;

Third, so much of such payments or amounts remaining as shall be required to pay (i) any accrued but unpaid interest on the Loan at the Overdue Rate to the date of distribution, then (ii) any accrued but unpaid interest thereon at the Applicable Debt Rate to the date of distribution, then (iii) the Prepayment Premium payable upon any principal amount paid following acceleration, then (iv) any accrued by unpaid interest on any accrued unpaid Loan Commitment Fee, if any, at the Overdue Rate to the date of distribution, then (v) any accrued and unpaid Loan Commitment Fee, and then (vi) all of the unpaid principal amount of the Loans and all other amounts due Lender under the other Operative Documents shall be distributed to Lender; and

Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to Obligee or its designee.

7.13. Application of Certain Other Payments. Any payments received by Lender for which provision as to the application thereof is made in the Operative Documents but not elsewhere in this Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of the Operative Documents.

7.14. Other Payments. Except as otherwise provided in Sections 7.12 and 7.15 hereof, (a) any payments received by Security Trustee for which no provision as to the application thereof is made in the Operative Documents, or elsewhere in this Section 7, and (b) all payments received and amounts realized by Security Trustee with respect to the Collateral (including, without limitation, all amounts realized upon the sale, release or other disposition of the Collateral upon foreclosure of this Agreement), to the extent received or realized at any time after payment in full of the principal of, Prepayment Premium, if any, and interest on the Loans, as well as any other amounts remaining as part of the Collateral after payment in full of the principal of and interest on the Loans and all other amounts due Lender hereunder and under any other Loan Document, shall in each case be distributed forthwith by Security Trustee in the following order of priority:

First, in the manner provided in clause "First" of Section 7.12 hereof;

Second, in the manner provided in clause "Second" of Section 7.12 hereof; and

Third, in the manner provided in clause "Fourth" of Section 7.12 hereof.

7.15. Retention of Amounts by Security Trustee . Except as otherwise provided in Section 7.12 hereof, if at the time of receipt by Security Trustee of any payment or amount which would otherwise be distributable to Obligee, there shall have occurred and be continuing a


                          -36-

Loan Default or a Loan Event of Default, Security Trustee shall not distribute any such amount to Obligee or its designee and shall hold it as security for Obligee's obligations to Lender under the Operative
Documents until such time as there shall not be continuing such Loan Default or Loan Event of Default.

8. Indemnities.

8.1. Obligor General Indemnification. Obligor hereby assumes liability for, and does hereby agree to indemnify, protect, save, defend, and hold harmless each Obligor Indemnified Person on an After-Tax Basis from and against any and all obligations, fees, liabilities, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses, including reasonable legal fees and expenses, of every kind and nature whatsoever, imposed on, incurred by, or asserted against such Obligor Indemnified Person (collectively, "Losses"), which is not directly and primarily caused by the gross negligence or willful misconduct of such Obligor Indemnified Person and which relates in any way to or arises in any way out of (a) the manufacture, construction, ordering, transfer, acceptance or rejection, ownership, transfer of ownership, titling or retitling, registration or reregistration, delivery, leasing, subleasing, possession, use, operation, maintenance, storage, removal, return, repossession, mortgaging, granting of any interest in, transfer of title to, acquisition, sale or other application or disposition, disposition of licensing, documentation, of the Items of Equipment or any Item of Equipment, or any part thereof, including, without limitation, any of such as may arise from (i) loss or damage to any property or death or injury to any Persons, (ii) patent or latent defects in the Items of Equipment (whether or not discoverable by Obligor or any Obligor Indemnified Person), (iii) any claims based on strict liability in tort or negligence, (iv) any claims related to the release of any substance into the environment and (v) any claims based on patent, trademark, trade name or copyright infringement or (b) the Operative Documents or the transactions contemplated hereby or thereby other than Losses primarily caused by such Obligor Indemnified Person's breach under the Operative Documents provided such breach is not caused by a breach or default by Obligor under the Operative Documents, or (c) any failure on the part of Obligor to perform or comply with any of the terms of the Equipment Agreement or any other Operative Document to which it is a party or instrument referred to or contemplated hereby or thereby. With respect to any Obligor Indemnified Person this indemnification shall not include any matters for which such Obligor Indemnified Person is indemnified under Section 8.2 or which are excluded from Obligor's indemnity obligation thereunder. Obligor shall give each Obligor Indemnified Person prompt notice of any occurrence, event or condition known to Obligor as a consequence of which any Obligor Indemnified Person may be entitled to indemnification hereunder, except only that Obligor shall not be required pursuant to this Section 8.1 to indemnify any Obligor Indemnified Person for any liability relating to the Items of Equipment arising out of acts or events which occur after return of the Items of Equipment to Obligee (and expiration of any storage period) pursuant to Section 6 of the Equipment Agreement (other than a return pursuant to Section 21 of the Equipment Agreement) or which occur after a sale to a third party pursuant to
Section 25.3 of the Equipment Agreement. Unless Obligor is contesting any such claim specified in clause (a) hereof in a manner reasonably satisfactory to the affected Obligor Indemnified Person, Obligor shall forthwith upon demand of any such Obligor Indemnified Person reimburse such Obligor Indemnified Person for amounts expended by it in connection with any of the foregoing or pay such amounts directly. Obligor shall be subrogated to an Obligor Indemnified Person's rights in any matter with respect to which


                         -37-

Obligor has actually reimbursed such Obligor Indemnified Person for amounts expended by it or has actually paid such amounts directly pursuant to this Section 8.1. In case any claim, action, suit or proceeding is made or brought against any Obligor Indemnified Person in connection with any claim indemnified against hereunder, such Obligor Indemnified Person will, promptly after receipt of notice of such claim or the commencement of such action, suit or proceeding, notify Obligor thereof, enclosing a copy of all papers served upon such Obligor Indemnified Person, but failure to give such notice or to enclose such papers shall not relieve Obligor from any liability hereunder unless such failure materially and adversely affects Obligor's defense of such claim resulting in an increase in liability of Obligor in respect of such claim or preventing it from reducing liability therefor, in which case Obligor shall not be required to indemnify such Obligor Indemnified Person for the amount by which such liability was increased or not reduced for failure to give such notice. Obligor may, and upon such Obligor Indemnified Person's request will, at Obligor's expense, resist and defend such claim, action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Obligor and reasonably satisfactory to such Obligor Indemnified Person and in the event of any failure by Obligor to satisfy its obligations under this Section, Obligor shall pay all reasonable costs and expenses (including, without limitation, attorney's fees and expenses) incurred by such Obligor Indemnified Person in connection with such action, suit or proceeding. The provisions of this Section 8.1, and the obligations of Obligor under this Section 8.1, shall apply from the date of the execution of the Equipment Agreement notwithstanding that the Term may not have commenced with respect to any Item of Equipment, and shall survive and continue in full force and effect notwithstanding the expiration or earlier termination of the Equipment Agreement in whole or in part, including the expiration of termination of the Term with respect to any Item of Equipment, and are expressly made for the benefit of, and shall be enforceable by, each Obligor Indemnified Person.

8.2. Obligor General Tax Indemnity. Except as provided in Section 6.8 hereof, Obligor agrees to pay, defend and indemnify and hold Obligee, Trust Company, Lender, Agent, Security Trustee, Owner Participant and LC Issuer and their respective Affiliates, successors and assigns (including any consolidated or combined group of which any such Person is a member) (each a "Tax Indemnitee") harmless on an After-Tax Basis from any and all Federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest thereon (herein called "Taxes") howsoever imposed, whether levied or imposed upon or asserted against a Tax Indemnitee, Obligor, any Item of Equipment, or any part thereof, by any federal, state or local government or taxing authority in the United States, or by any taxing authority of a foreign country or subdivision thereof, upon or with respect to (a) the Items of Equipment, any Item of Equipment or any part thereof, (b) the manufacture, construction, ordering, transfer, ownership, transfer of ownership, titling or retitling, registration or reregistration, delivery, leasing, subleasing, possession, use, operation, maintenance, storage, removal, return, mortgaging, granting of any interest in, transfers of title to, acquisition, sale or other disposal of licensing, documentation, repossession, sale or other application or disposition of the Items of Equipment, any Item of Equipment or any part thereof, (c) the revenues, rent, receipts or earnings arising from any Item of Equipment or any part thereof, (d) the Equipment Agreement, each Item of Equipment Supplement, the Equipment Payment,
Equipment Agreement Commission and/or Supplemental Payments payable by Obligor hereunder or under the Equipment Agreement or any payment made to Lender by Obligee, Obligor, Owner Participant or Trust Company pursuant to


                           -38-
the Operative Documents, or (e) otherwise in respect of the Operative Documents or any thereof or any transaction or transactions contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply with respect to any Tax Indemnitee to (i)
Taxes based upon or measured by such Tax Indemnitee's net income, gross income, gross receipts (except gross income and gross receipts
Taxes expressly imposed in lieu of overall sales Taxes), capital, net worth, excess profits or items of tax preference, including minimum and alternative minimum Taxes imposed by any United Sates federal, state or local taxing authority (but in the case of state and local taxes only, such Taxes shall not be excluded from indemnification to the extent imposed due to the location or presence of the Items of Equipment, the presence, activities or place of business or organization of Obligor (or any person claiming or taking possession of the Items of Equipment from or through Obligor) in the taxing jurisdiction imposing such Tax, or any payments being made from such jurisdiction or as contemplated by Section 25.3.2 of the Equipment Agreement) ("Income Taxes"),
(ii) Taxes imposed on a Tax Indemnitee, including, without limitation, sales and transfer Taxes, that result from any voluntary or involuntary transfer by such Tax Indemnitee of any interest in the Items of Equipment or in any other Tax Indemnitee or any portion of any of the foregoing or any interest arising out of the Equipment Agreement and Operative Documents unless such transfer shall have occurred in connection with, or as a result of, Obligee's acquisition of an Item of Equipment following an Equipment Agreement Event of Default or exercise of a transfer option or sale to a third party pursuant to Section
25.3.2 of the Equipment Agreement, (iii) Taxes imposed on a Tax
Indemnitee by any jurisdiction as a result of a situs of organization of such Tax Indemnitee or such Tax Indemnitee's engaging in activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents and not as a result of the presence of the Items of Equipment, Obligor, any Tax Indemnitee other than such Tax
Indemnitee in, or any payments being made from, or the registration, filing or enforcement of any document or charge contemplated or necessitated by the Operative Documents, in such jurisdiction, (iv)
Taxes imposed on a Tax Indemnitee that result from any willful misconduct or gross negligence of such Tax Indemnitee, (v) except where there exists an Equipment Agreement Event of Default, Taxes that are attributable to any period beginning or circumstances occurring after the expiration or earlier termination of the Equipment Agreement other than with respect to a sale to a third party pursuant to Section
25.3.2 of the Equipment Agreement, and other than the payment of any amount after such date that has accrued on or prior to such date, and any interest thereon, (vi) Taxes that are based on or measured by fees or compensation for services rendered by Obligee but not including interest, (vii) Taxes imposed by a taxing authority of a foreign country or subdivision thereof not by reason of the location or presence of the Items of Equipment, Obligor, in such jurisdiction or payments being made from such jurisdiction or the registration, filing or enforcement of any document or charge contemplated or necessitated by the Operative Documents in such jurisdiction, (viii) Taxes, including, without limitation, any excise Taxes or other impositions or penalties, payable as a result of such Tax Indemnitee's participation in the transactions contemplated by the Operative Documents being deemed to result in a "prohibited transaction" by any party to the Equipment Agreement within the meaning of Section 406 of ERISA or Section 4975 of the Code due to such Tax Indemnitee's violation of its representation set forth in section 2, (ix) Taxes imposed on a transferee Tax Indemnitee in excess of the amount of such Taxes that would have been imposed on the transferor had there not been a transfer by a Tax Indemnitee after the Closing Date of an interest in the Items of Equipment or in any other
Tax Indemnitee or any portion of the foregoing or any interest arising under any Operative Document (except to the extent such excess Taxes are


                         -39-
imposed as a result of a change in Applicable Law after the date of such transfer) unless such transfer shall have occurred in connection with, or as a result of, an Equipment Agreement Event of Default or exercise of a transfer option or a sale to a third party pursuant to Section 25.3.2 of the Equipment Agreement, provided that this exclusion shall not be read to prevent any payment pursuant to this Section 8.2 being made on an After-Tax Basis, and (x) Taxes imposed on a Tax Indemnitee resulting from (a) the existence of any Liens created by such Tax Indemnitee
(other than Permitted Liens), or (b) any inaccuracy of any representation, or breach of any warranty or covenant by such Tax Indemnitee, unless such violation or breach is a result of a breach by Obligor of any of its obligations under any Operative Document.
Obligor will promptly notify Obligee and each Tax Indemnitee of all reports or returns required to be made by it with respect to any tax or other imposition with respect to which Obligor is required to indemnify hereunder, and will promptly provide each Tax Indemnitee with all information necessary for the making and timely filing of such reports or returns by it. If a Tax Indemnitee requests that any such reports or returns be prepared and filed by Obligor, Obligor will prepare and file the same if permitted by applicable law to file the same, and if not so permitted, Obligor shall prepare such reports or returns for signature and shall forward the same, together with immediately available funds for payment of any Tax due, at least ten (10) days in advance of the date such payment is to be made. Upon written request, Obligor shall furnish each Tax Indemnitee with copies of all paid receipts or other appropriate evidence of payment for all Taxes paid by Obligor pursuant to this Section 8.2. Each Tax Indemnitee shall furnish Obligor with copies of any written requests for information received by it from any taxing authority relating to any Tax with respect to which Obligor is required to indemnify hereunder, and if a written claim is made against a Tax Indemnitee for any such Tax with respect to which Obligor is liable for a payment or indemnity hereunder, Obligee or such Tax
Indemnitee shall give Obligor notice in writing of such claim. Each such Tax Indemnitee will use its best efforts to inform Obligor of any potential claims of which it has notice. Obligor may, at its sole cost and expense, either in its own name (other than with respect to Income
Taxes) or in the name of the Tax Indemnitee, contest the validity, applicability or amount of such Tax, by (i) resisting payment thereof if practicable, unless payment is required to avoid risk of the sale or forfeiture of, or the creation of a Lien on, the Items of Equipment to which such contest relates, (ii) not paying the same except under protest, if protest is necessary, or (iii) if the payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, however, that such contest shall be permitted only if no Equipment Agreement Event of Default has occurred and is continuing hereunder, and only if and to the extent that such contest is being diligently prosecuted by Obligor by appropriate legal or administrative proceedings, and the action to be taken in connection with such contest (a) will not result in the sale, forfeiture or loss of, or the creation of a Lien on, the Items of Equipment to which such contest relates or Obligee's title thereto or any Tax Indemnitee interest therein, (b) is only with respect to any issue or Tax that is the subject of the indemnity provided in this Section 8.2, (c) Obligor shall have provided such Tax Indemnitee with an opinion of tax counsel reasonably satisfactory to such Tax Indemnitee, that such a contest has a reasonable basis, and (d) Obligor shall have acknowledged in writing its obligation to indemnify such Tax Indemnitee in the event the contest is unsuccessful (but such acknowledgment shall be of no force and effect if the resolution of such contest is on a basis that clearly demonstrates that Obligor is not liable for such indemnity); provided that a Tax Indemnitee may assert control of the conduct of a contest which the Obligor has a right to control hereunder if the Tax Indemnitee provides written notice to Obligor that it wishes to conduct such


                         -40-
contest and that it fully and irrevocably releases Obligor from its indemnification obligations for the Tax (or Taxes) that is (or are) the subject of such contest and all otherwise indemnifiable amounts related thereto; provided further that Obligor can eliminate its obligations to cover the costs and expenses of any contest by irrevocably paying the amount of such Taxes. If a Tax Indemnitee has received a refund of any amount paid by Obligor pursuant to this Section 8.2, such Tax
Indemnitee shall pay to Obligor the amount of such refund, together with the amount of any interest actually received by such Tax
Indemnitee on account of such refund net of any actual loss incurred by such Tax Indemnitee resulting from the circumstances relating to such payments. Each Tax Indemnitee shall have sole control over the positions taken with respect to its tax returns, filings and proceedings except with respect to Tax filings and proceedings that are otherwise provided for in this Section 8.2. All of the indemnities contained in this
Section 8.2 are expressly made for the benefit of, and shall be enforceable by each Tax Indemnitee. Each Tax Indemnitee shall determine the allocation of any tax credit, tax savings, refund or other benefit and any related detriment resulting from any Tax indemnified hereunder, or from any indemnity payment hereunder, in its sole discretion and shall not be obligated to disclose its tax returns and related materials to any Person, other than any court or governmental agency if required in any contest, undertaken pursuant to this Section
8.2 hereof, of the imposition of any Tax indemnified hereunder, and the positions of each Tax Indemnitee in its tax returns, filings and proceedings shall be within its sole control except with respect to Tax filings and proceedings that are otherwise provided for in this Section
8.2. Notwithstanding anything in the foregoing to the contrary, Obligor hereby agrees that all tax reports and returns of Owner Participant will be treated in a responsible manner and their confidentiality maintained.
If Obligor pays any Tax to or on behalf of any Tax Indemnitee for which the Obligor has no indemnity obligation pursuant to this Section
8.2 (or otherwise pursuant to the Operative Documents), the Tax
Indemnitee upon whom, or with respect to which, such Tax was imposed, and for which the Obligor has no indemnity obligation, shall, within 10 days of written request therefor by Obligor, pay to Obligor the amount of Tax so paid, with interest at the Applicable Debt Rate from the date of payment of such Tax.

8.3. Obligee Indemnities. Obligee hereby assumes liability for, and does hereby agree to indemnify, protect, save, defend, and hold harmless each Obligee Indemnified Person on an After-Tax Basis from and against any and all Losses and each Tax Indemnitee against any and all Taxes to the same extent as Obligor indemnifies such Persons under Sections 8.1 and 8.2 hereof.

8.4. Survival. All obligations provided for in this Section 8 shall survive the sale of any Item of Equipment, any termination of the Equipment Agreement, the termination of this Agreement, and the payment in full of the Notes.

9. Agent for Lender.

9.1. Authorization and Action. Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, respectively, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by a Loan Document (including enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be


                          -41-
required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Lender (or in the event there are multiple Lenders upon the instruction of the Majority Lenders) and such instructions shall be binding upon Lender and Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to any Loan Document or Applicable Law. Agent agrees to give to Lender prompt notice of each notice given to it by Obligee pursuant to the terms of this Agreement. Agent may, with the prior consent of Lender (or if there are multiple Lenders, the Majority Lenders) agree to any waiver or amendment of the Operative Documents on behalf of Lender; provided, however, if there are multiple Lenders Agent will not, without the prior consent of all Lenders agree to any waiver or amendment that would (i) postpone the time or times for payment of any amount payable under the Equipment Agreement or the principal of or interest on any Loan,
(ii) reduce any amount payable under the Equipment Agreement or the principal amount of any Loan or reduce the rate of interest on any Loan, or (iii) prior to the payment in full of the Secured Obligations, release any of the Collateral from the Lien created by the Loan Documents, other than in accordance with the terms thereof. Each of Agent and Security Trustee shall pursue its remedies under the Loan Documents following a Loan Event of Default in accordance with the instructions of Lender (or in the event there are multiple Lenders the Majority
Lenders).

9.2. Agent's Reliance, etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent (i) may consult with legal counsel (including counsel for Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted in good faith by it in accordance with the advice of such counsel, accountants or experts, (ii) makes no warranty or representation to Lender and shall not be responsible to Lender for any statements, warranties or representations made in or in connection with any Loan Document, (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of Obligor or to inspect the property (including the books and records) of Obligor, (iv) shall not be responsible to Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto, and (v) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by fax, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.3. Agent and Affiliates. With respect to any Commitment made by it, any Loans made by it and any Note issued to it, Agent shall have the same rights and powers under each Loan Document as any other Lender and may exercise the same as though it were not an agent hereunder; Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Obligee or Obligor, any of its subsidiaries and any Person who may do business with or own securities of Obligee or Obligor or any such subsidiary, all as if Agent were not an agent hereunder and without any duty to account therefor to Lender.

9.4. Lender Credit Decision. Lender acknowledges that it has, independently and without reliance upon Agent and based on the financial statements of Obligee and Obligor


                         -42-
and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Lender also acknowledges that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

9.5. Indemnification. Lender agrees to indemnify Agent (to the extent not reimbursed by Obligee or Obligor), (and if there are multiple
Lenders, each Lender agrees to do so ratably according to the respective principal amounts of the Notes then held by it), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating or arising out of any Loan Document or any action taken or omitted by Agent under any Loan Document; provided that Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lender agrees to reimburse Agent promptly upon demand for out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Loan Document, to the extent that Agent is not reimbursed for such expenses by Obligee or Obligor.

9.6. Successor Agent.  Agent may resign at any time by giving at least
15 days written notice thereof to Lender and Obligee, and Agent may be removed at any time with or without cause by Lender (of if there are multiple Lenders, by the Majority Lenders). Upon any such resignation or removal, Lender or the Majority Lenders, as the case may, be shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Lender or the Majority Lenders, and shall have accepted such appointment, within 30 days after any such resignation of removal, the retiring Agent may, on behalf of Lender, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.
Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the obligations under each Loan Document.

9.7. Holder List; Ownership of Notes. Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the holders of the Notes, which list shall be available to Obligee or its representative for inspection. Ownership of the Notes shall be proved by the Note register kept by Agent. Prior to due presentment for registration of transfer of any Note, Agent and Obligee may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and Prepayment Premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither Agent nor Obligee shall be affected by any notice to the contrary.

9A  LC Issuer Purchase Option


                               -43-

9A.1 In the event that on any Termination Date Obligor has not exercised its option to transfer the Equipment pursuant to Section 25.2 of the Equipment Agreement and has not renewed the Equipment
Agreement, LC Issuer shall have the right, and is hereby granted the option (the "LC Issuer Option") to purchase, or at the option of LC Issuer, to designate a third party to purchase, and the Lender hereby agrees to sell to LC Issuer or its designee all of its right, title and interest in the Loans and the Notes, any time after such Termination Date at a purchase price equal to the aggregate of all amounts then owing to Lender under the Operative Documents (the "Purchase Option Price") and to assign all of Lender's rights, remedies and security interests with respect to the Loans and Notes under the Operative Documents to LC
Issuer or its designee. In order to exercise the LC Issuer Option, LC Issuer shall deliver to Lender and Security Trustee irrevocable written notice of such election (the "Option Notice") and shall pay the Purchase Option Price in immediately available funds on or before the second Business Day after delivery of the Option Notice in accordance herewith.

9A.2 Lender agrees that it shall not grant participations in, assign, sell or otherwise transfer all or any part of its interest in the Loans or any Note unless such transferee, assignee, participant or Liquidity Provider expressly acknowledges and agrees that its interest in the Loans and the Notes shall be subject to the LC Issuer Option (in the case of each Liquidity Provider the Liquidity Agreement shall expressly so provide) and Lender and Security Trustee agree that they will not take any action with respect to the Equipment during the period after Lender and Security Trustee receive the Option Notice and prior to the third
Business Day thereafter without the consent of LC Issuer.

10. Miscellaneous.

10.1. Expenses and Recording. Obligor shall reimburse Obligee, Trust Company, Owner Participant, Lender, Owner Participant, Agent and
Security Trustee for all reasonable costs and expenses in connection with the preparation, execution and delivery of the Operative
Documents, the documents relating to the Liquidity Facility and the consummation of the transactions contemplated thereby, and without limiting the generality of Obligor's undertaking to do so, Obligor shall pay the reasonable fees and expenses (initial and ongoing) of Trust Company for serving as Obligee and shall reimburse Trust Company, Lender, Owner Participant, LC Issuer, Agent and Security Trustee for all of their respective costs and expenses (including, without limitation, reasonable counsel fees and disbursements) in connection with the preparation, execution and delivery of and the consummation of the transactions contemplated thereby; provided, however, Obligor shall have no obligation to reimburse the above Persons for costs and expenses in the negotiation, preparation and execution of Operative Documents negotiated, prepared and executed after the Closing Date unless otherwise required under this Agreement or such Operative
Documents relate to or arise out of an Equipment Agreement Event of Default. Obligor shall also pay the reasonable fees and disbursements of special counsel to Owner Participant and special counsel to Lender in connection with any amendments, waivers or consents requested by Obligor under the Equipment Agreement. Upon the occurrence of any Equipment Agreement Default or Equipment Agreement Event of
Default, Obligor will also pay or reimburse Lender and Owner
Participant for reasonable costs and expenses of counsel and of financial advisors as shall have been selected by Owner Participant or Lender to assist Owner Participant and Lender in connection with such Equipment Agreement Defaults or Equipment Agreement Events of Default.
Obligor, at its own expense, will further cause the Equipment


                            -44-

Agreement, the Loan Documents and/or appropriate financing statements or continuation statements to be filed and recorded and, from time to time when required, refiled and re-recorded, in accordance with Applicable Law in any jurisdiction in which Obligor or any Item of Equipment is located recognizing Obligee's, Lender's or Security
Trustee's interest in the Equipment Agreement and in the Items of Equipment as a security interest and in any other jurisdiction where filing shall be reasonably requested by Obligee or Lender for the purpose of proper protection, to the satisfaction of counsel for Obligee or Lender, of its interests and rights under the Equipment Agreement, or the Loan Documents for the purpose of carrying out the intention of the Equipment Agreement and the Loan Documents. Obligor in addition will from time to time do and perform any other act and will execute, acknowledge, deliver, file, register, record (and will refile, reregister, deposit and redeposit or rerecord whenever required) any and all further instruments reasonably requested by Obligee or Lender for the purpose of proper protection, to its satisfaction, of Obligee's or Security Trustee's interests in the Items of Equipment, or for the purpose of carrying out the intention of the Equipment Agreement or the Loan Documents; and Obligor will promptly furnish to Obligee or Lender which shall have requested the same evidence of all such filing, registering, depositing or recording.

10.2. Modification. This Agreement and the Notes may be modified only by an instrument in writing signed by the parties hereto.

10.3. Governing Law, Jurisdiction and Venue; Waiver of Jury. This Agreement and the rights and obligations of the parties hereunder and under the Notes shall be construed in accordance with, and be governed by, the law of the State of New York. The parties hereto hereby agree that all actions or proceedings initiated by any party hereto arising directly or indirectly out of this Agreement or the other Loan
Documents may be litigated in the Supreme Court of the State of New
York located in New York City or the District Court or the United
States District Court for the Southern District of New York. Each party hereto hereby expressly submits and consents in advance to such jurisdiction and venue in any action or proceeding commenced by any party hereto in any of such courts, agrees that jurisdiction and venue is proper in such courts, and hereby waives personal service of the summons and complaint, or other process or papers issued therein, and agrees that such service of the summons and complaint may be made by registered mail, return receipt requested, addressed to the party hereto being served at the address for such party set forth in Section 10.4 hereof. Each party hereto waives any claim that New York City or the Southern District of New York is an inconvenient forum or an improper forum based on lack of venue. The choice of forum set forth herein shall not be deemed to preclude the enforcement by Lender or Security Trustee of any judgment in any other appropriate jurisdiction. Each of Obligor, Obligee, Trust Company and Owner Participant hereby waives trial by jury in any judicial proceeding brought by it, Lender or Security Trustee involving directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement or the other Operative Documents.

10.4.Notices. All notifications, notices, demands, requests and other communications herein provided for or made pursuant hereto shall be in writing and shall be sent via (i) reputable overnight delivery service, and the giving of such communication shall be complete on the immediately succeeding Business Day after the same is deposited with such delivery service, (ii) by legible telefax with original to promptly follow by certified mail, with return receipt requested, and the giving of such communication shall be completed on the


                          -45-

Business Day on which such fax is received. Written communications may be in any form of writing howsoever transmitted. The initial address of the parties hereto are as follows:

Lender:
c/o Commerzbank AG,  New York Branch
2 World Financial Center
New York, New York 10281-1050
Attention:  Structured Finance Department
Telephone:  (212) 266-7474
Telefax:  (212) 266-7661

Agent and Security Trustee:
2 World Financial Center
New York, New York 10281-1050
Attention:  Syndication Department
Telephone:  (212) 266-7338
Telefax:   (212) 266-7374

with a copy to:
Commerzbank AG, Los Angeles Branch
633 West Fifth Street, Suite 6600
Los Angeles, California 90071
Telephone:  (213) 683-5413
Telefax:  (213) 623-0039

Obligee and Trust Company:
Goodwin Square
225 Asylum Street
Hartford, Connecticut 08103
Attention: Patrick Thebado
Telephone: (617) 662-1726
Telefax: (617) 662-1460

Owner Participant:
1251 Avenue of the Americas
New York, New York
Attention: Stephanie Geesey
Telephone: (212) 782-4218
Telefax: (212) 782-6445

LC Issuer:
125 Summer Street
Boston, Massachusetts 02110
Attention:  Senior Vice President - Administration
Telephone: (617) 573-9000
Telefax: (617) 345-1444

Obligor:
1101 Pennsylvania Avenue, NW, Suite 1010
Washington, D.C. 20004


                       -46-

Attention: Treasurer or Assistant Treasurer
Telephone:  (202) 393-1190
Telefax: (202) 393-3064

10.5. Interests in the Equipment. The parties hereto intend that (a) for financial accounting purposes with respect to Obligor, Obligee will be treated as the owner and the lessor of each Item of Equipment and Obligor will be treated as the lessee of each Item of Equipment and (b) for all other purposes, including federal and all state and local income tax purposes, state sales, use and other transaction tax purposes and state commercial law, (i) the Operative Documents will be treated as a financing arrangement, (ii) Obligee will be deemed a lender making loans to Obligor in an amount equal to the sum of the aggregate of the Equity Components for each Item of Equipment and the outstanding principal amount of the Loans and (iii) Obligor will be treated as the owner of each Item of Equipment and will be entitled to all tax benefits ordinarily available to an owner of equipment like the Equipment for such tax purposes. Obligee shall take no action inconsistent with the intention of the parties set forth in clause (b)(iii) of this Section 10.5; provided however, if this Equipment Agreement is finally and conclusively determined by any taxing authority having jurisdiction with respect thereto not to constitute a finance lease, Obligee, Owner Participant, Lender, Security Trustee and Obligor may take all actions necessary or desirable as a result of such determination and otherwise permitted by the terms of the Operative Documents. Notwithstanding the intentions of the parties expressed herein, Obligor acknowledges and agrees that neither Obligee, Owner Participant, Lender, Security Trustee nor Agent has made any representations or warranties to Obligor concerning the tax, accounting or legal characteristics of the Operative Documents and that Obligor has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

10.6. Descriptive Headings, etc. The descriptive headings used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

10.7. Benefit of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns and in particular any holder from time to time of any Note. No party hereto may assign any or all of its rights or obligations hereunder without the consent of the other parties hereto; provided however, Obligee may transfer or assign any or all of its rights or obligations hereunder to a successor Obligee appointed in accordance with the Trust Agreement and Lender may at any time grant participations in or sell, assign, negotiate or otherwise transfer to any Permitted Lender Assignee, any of its rights or obligations hereunder or under any other Loan Document provided each such Permitted Lender Assignee shall expressly acknowledge and consent to the LC Issuer Option. Obligee shall from time to time at the request of Lender, execute and deliver to Lender such documents as such Lender may deem reasonably necessary or desirable to give full force and effect to any such sale, assignment or transfer. If Lender sells, assigns, negotiates or otherwise transfers all or a part of its rights and obligations hereunder, or all or a part of the Loan, or all or a part of any Note outstanding at the time, to any Permitted Lender Assignee, any reference to "Lender" in any Operative Document shall thereafter refer to Lender and to such other Permitted Lender Assignee to the extent of their respective interests.


                          -47-

10.8. Execution and Effectiveness. This Agreement may be executed in multiple counterparts, each of which shall be regarded as an original and all of which shall constitute a single instrument and shall become effective on the Closing Date when each of the parties hereto shall have signed a copy hereof (whether the same or different copies) and Obligee shall have delivered to Lender a copy executed by each such party.

10.9 Registration. The Notes are or, when issued, will be registered obligations. Obligee and Lender hereby direct and authorize Agent to establish and maintain at the office of Agent registration books in which Agent will register, and register any assignment effected in compliance with Section 10.7 of, each holder's interest in each Note or any portion thereof and which identifies each registered holder of each Note or any portion thereof. No transfer by any holder of a Note or any portion thereof shall be effective unless and until such transfer is made upon the registration books maintained by Agent. Prior to registration of transfer, Obligee may treat the person in whose name the Note is registered as the absolute owner thereof for all purposes, and Obligee shall not be affected by any notice to the contrary.

10.10. Confidentiality.  Each of Obligee, Owner Participant, Lender,
Agent and Security Trustee agrees that all financial statements and other proprietary information furnished by Obligor will be treated by it in a responsible manner, and their confidentiality maintained; such material will not be disseminated except to the parties hereto or their respective officers, directors, employees, agents, auditors, attorneys and professional consultants who, for proper reasons consistent with the purposes for which this information is furnished, need access to such information, and to such other parties to whom Obligee, Trust
Company, Owner Participant, Lender, Agent or Security Trustee may have a duty or legal obligation of disclosure, including, without limitation, any Governmental Entity having jurisdiction over Obligee, Trust Company, Lender, Agent or Security Trustee. This confidentiality provision will survive the expiration or early termination of this Agreement. Each of Obligee, Owner Participant, Lender, Agent or
Security Trustee may designate any person in writing who is an officer, employee or agent thereof (each, a "Designee"), to visit and inspect the properties (including, without limitation, the Items of Equipment) of Obligor, and to the extent reasonable under the circumstances, examine its books of record and accounts (including, without limitation, Obligor's records pertaining to the Items of Equipment but excluding tax returns and related tax information), and discuss its affairs, finances and accounts with its officers, and, with notice to Obligor so that it may have an officer present if it so reasonably requests, the accountants of Obligor, all at such reasonable times, during normal business hours, as Obligee, Owner Participant, Lender, Agent or Security Trustee, as the case may be, may reasonably request and, upon such request, Obligor shall make such properties and such books of record and accounts available to Obligee, Owner Participant, Lender, Agent or Security
Trustee, as the case may be, for inspection; provided, however, that, with respect to the properties of Obligor, other than the Items of Equipment and the records of Obligor other than those pertaining to the Items of Equipment, Obligor's obligations hereunder shall arise only following the occurrence and during the continuance of an Equipment Agreement Default or Equipment Agreement Event of Default, except that prior to the occurrence of an Equipment Agreement Default or Equipment Agreement Event of Default, Obligor shall, upon receipt of reasonable notice, permit Obligee, Owner Participant, Lender, Agent or Security Trustee or any Designee to discuss the affairs, finances and accounts of Obligor with a financial officer of Obligor. No breach of the foregoing covenants by Obligee, shall affect or impair the


                          -48-
obligation of Obligor to pay Obligee or Lender any amounts due under this Agreement or the Equipment Agreement.

10.11. Survival. Each of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and shall, unless otherwise expressly provided, continue in full force and effect until the Loans, together with interest thereon, and all other sums payable hereunder or thereunder have been indefeasibly paid in full.

10.12. Severability. The provisions of this Agreement are severable, and if any section or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

10.13. No Broker. Each party hereto hereby represents and warrants to the other parties that no broker other than BTM Financial Services, Inc. (whose fees shall be paid solely by Obligor) brought about the transactions contemplated hereby and each party hereby agrees to indemnify (the "Indemnifying Party") and hold each other party harmless from, any and all other liabilities and costs (including without limitation, costs of counsel) to any Person claiming brokerage commissions or finder's fees as a result of any agreement with the Indemnifying Party.

10.14. Performance by Lender. If Obligee fails to perform any of its obligations under the Operative Documents in a timely fashion, Lender shall be entitled, but not obliged, to perform such obligation at the expense of Obligee and without waiving any rights they may have with respect to such breach.

10.15. Payment from Collateral; Limited Recourse. Without impairing any of the other rights, powers, privileges, liens or security interests of Lender or Security Trustee pursuant to the Loan Documents, except for the Trust Company's or Owner Participant's gross negligence, willful misconduct, misrepresentations or fraud and as expressly provided in this Agreement or any other Loan Document, and subject to the proviso below, Lender agrees that as between it and the Trust Company and Owner Participant, no recourse shall be had with respect to this Agreement or such other Loan Documents against the Trust Company or Owner Participant , or any officer, director, employee, agent or Affiliate thereof for amounts owed by Obligee under the Loan
Documents; and neither the Trust Company nor Owner Participant, nor any officer, director, employee, agent or Affiliate thereof shall have any personal liability for any amounts owed by Obligee under the Loan Documents; provided, however, that nothing contained in this Section
10.15 or elsewhere shall be construed to (i) prevent recourse to and the enforcement against the Collateral of all liabilities, obligations and undertakings contained in the Loan Documents, (ii) limit, restrict, or impair the right of Lender to accelerate the maturity of the Loan upon the occurrence of a Loan Event of Default, (iii) prevent the bringing of an action or obtaining a judgment against Obligee or against the Trust Company or Owner Participant for any breach of any of its representations, warranties or covenants under any of the Operative Documents, or (iv) prevent the bringing of an action or obtaining of a judgment to foreclose the lien of this Agreement or Security Documents or otherwise realize upon the Collateral or the


                          -49-
sums due or to become due under the Equipment Agreement or the other Loan Documents to which any such Person is a party.

10.16. No Proceedings. Each party hereto agrees that it shall not institute against, or join any other Person in instituting against Four Winds Funding Corporation any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the latest maturing Commercial Paper Notes issued by Four Winds Funding Corporation is paid.

10.17. Concerning Obligee. Trust Company is entering into this Equipment Agreement solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall Trust Company (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Obligee hereunder; provided, however, that Trust Company (or any such successor Owner Trustee) shall be personally liable hereunder for Trust Company Liabilities.


                          -50-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED,
Obligor
By:_________________________________
Name:
Title:

STATE STREET BANK AND TRUST COMPANY OF
CONNECTICUT, NATIONAL ASSOCIATION, not in its individual
capacity,
but solely as trustee,
Obligee
By:_________________________________
Name:
Title:

STATE STREET BANK AND TRUST COMPANY OF
CONNECTICUT, NATIONAL ASSOCIATION, in its individual
capacity,
Trust Company
By:_________________________________
Name:
Title:

FOUR WINDS FUNDING CORPORATION
By: Commerzbank AG,
       New York Branch as attorney-in-fact,
       Lender
By:_________________________________
Name:
Title:

By:_________________________________
Name:
Title:

COMMERZBANK AKTIENGESELLSCHAFT,
NEW YORK BRANCH,
Agent and Security Trustee
By:_________________________________
Name:
Title:
By:_________________________________
Name:
Title:

BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
Owner Participant
By:_________________________________
Name:
Title:

BTM CAPITAL CORPORATION,
LC Issuer
By:_________________________________
Name:
Title:

                                            Schedule 1

                  Description of Equipment

The principal equipment to be financed under this facility will be used by Obligor in the manufacturing and assembly of amplifiers, microphones and loudspeakers. The equipment will typically include, but is not limited to: surface mounting component placement equipment, automatic insertion machines, computers, software, wavesolderers, conveyor assembly, x-ray inspection stations, coil winders, static free floors and hand insertion stations.
The equipment is usually combined in some fashion in order to complete a manufacturing cell or line to produce the final goods that Obligor sells. This combination can require labor costs, other soft and hard costs and other equipment that comprise the final price of the cell or line.
Obligor may also include other equipment, which is typically purchased under a financing structure that meets the tenor of this facility.

                                            Schedule 3

                           Commitment Fee Rates
                             and LIBOR Margins


Obligor's Standard and        Commitment Fee       LIBOR Margin (in
  Poor's and Moody's          Rate(in basis         basis points
   Senior Unsecured          points per annum)       per annum)
   Credit Ratings

BBB+ / Baa1 or higher              15.0                  65.0
BBB  / Baa2                        20.0                  75.0
BBB- / Baa3                        25.0                 125.0
BB+  / Ba1                         37.5                 175.0
BB  / Ba2 or lower                 50.0                 250.0

If the Commitment Fee Rate and LIBOR Margin based Obligor's
Standard and Poor's rating is different from the Commitment Fee Rate and LIBOR Margin based on Obligor's Moody's rating, then (a) the Commitment Fee Rate and LIBOR Margin based on the higher of the
Standard and Poor's and Moody's ratings will apply provided the lowest of those two ratings is greater than BBB- and Baa3 and (b) the Commitment Fee Rate and LIBOR Margin based on the lower of the two ratings will apply if the lowest of those two ratings is equal to or
less than BBB- or Baa3.    The Commitment Fee Rate and LIBOR
Margin during each Equipment Payment Period shall be the greatest of the Commitment Fee Rates and LIBOR Margins calculated in accordance with the preceding sentence for any day during such Equipment Payment Period.

                                           EXHIBIT A

                          CROSS-RECEIPT


State Street Bank and Trust
Company of Connecticut, NA
as Trustee under Trust Agreement
dated as of September 30, 1999

Ladies and Gentlemen:

We refer to the Participation Agreement, dated as of September 30, 1999 (together with all schedules and exhibits thereto, the "Agreement") relating to the transfer by us to you of all rights and interest in certain equipment (the "Equipment") as defined in the Agreement. Terms used and not otherwise defined herein shall have the respective meaning given thereto in the Agreement.
The undersigned has this date transferred to you all rights and interests in each Item of Equipment identified in the attached schedule.
The undersigned acknowledges that you have delivered to it payment in an amount equal to 100% of the Acquisition Cost of the Equipment in the amount of __________ Dollars ($_____), in consideration of the transfer to you of all rights and interest in such Equipment under the Agreement.
Kindly confirm the delivery to you of the Agreement and such interest, and your acceptance of the same, by signing the enclosed copy of this letter at the place provided below and returning it to the undersigned.

Very truly yours,

Harman Industries International, Inc.


By:  _____________________




Delivery confirmed:

State Street Bank and Trust Company,
N.A. as Trustee

____________________________

                                                  EXHIBIT B

                    FORM OF CERTIFICATE OF COSTS

                   CERTIFICATE OF COSTS RELATING TO
                   EQUIPMENT AGREEMENT SUPPLEMENT NO.


This Certificate of Costs is executed pursuant to, and incorporates by reference all of the terms, conditions and provisions of, the Participation Agreement ("Participation Agreement"), dated as of September 30, 1999, among Harman International Industries, Incorporated ("Obligor"), State Street Bank and Trust Company of Connecticut, National Association ("Obligee"), Four Winds Funding Corporation ("Lender"), Commerzbank Aktiengesellschaft, New York Branch ("Agent"), The Bank of Tokyo-Mitsubishi Trust Company ("Owner Participant"), and BTM Capital
Corporation ("LC Issuer"). Capitalized terms not otherwise defined herein have the meanings given in the Participation Agreement.

Obligor hereby certifies that each Item of Equipment described on or attached to the form of Related Equipment Agreement Supplement delivered herewith and attached hereto (i) has been selected by, delivered to, inspected by, accepted by and purchased by Obligor, and has been paid for by Obligor in an amount as indicated on such Related Equipment Agreement Supplement, and (ii) is free and clear of all Liens other than Permitted Liens. Original or true and correct copies of all invoices relating to such Equipment have been previously delivered or are delivered herewith, in each case identifying the type of equipment, model, serial or other identification number, where appropriate, and date of delivery to Obligor. Obligor, Lender, Owner Participant and LC Issuer hereby agree that each Item of Equipment on the form of Related
Equipment Agreement Supplement attached hereto is accepted to be Equipment under and subject to all of the terms, conditions and provisions of the Equipment Agreement.

Dated:

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED, as Obligor


By:____________________________
Name:
Title:

                                               EXHIBIT B


ACKNOWLEDGED AND APPROVED BY:

FOUR WINDS FUNDING CORPORATION,
as Lender,


By:___________________________
Name:
Title:

By:___________________________
Name:
Title:


BANK OF TOKYO-MITSUBISHI
TRUST COMPANY, as Owner Participant

By:___________________________
Name:
Title:



BTM CAPITAL CORPORATION,
as LC ISSUER,


By:___________________________
Name:
Title:

FORM OF LEGAL OPINION

September 30, 1999


Commerzbank Aktiengesellschaft,
  New York Branch
  as Agent and Security Trustee
State Street Bank and Trust Company
  of Connecticut, N.A., as
  trustee and as Obligee
Four Winds Funding Corporation
  as Lender
BTM Capital Corporation,
  as LC Issuer
Bank of Tokyo-Mitsubishi Trust Company,
  as Owner Participant

Re:  Equipment Financing for Harman International Industries, Incorporated


     We have acted as counsel to Harman International Industries, Incorporated, a Delaware corporation (the "Company"), in connection with the Equipment Financing Agreement, dated as of September 30, 1999 (the "Equipment Agreement"), by and among the Company and State Street Bank and Trust Company of Connecticut, N.A., not in its individual capacity but solely as trustee, and the Participation Agreement, dated as of September 30, 1999 (the "Participation Agreement"), among the Company, as Obligor, State Street Bank and Trust Company of Connecticut, N.A. as trustee and in its individual capacity as Obligee, BTM Capital Corporation as LC Issuer, Bank of Tokyo-Mitsubishi Trust Company as Owner Participant, Four Winds Funding Corporation as Lender and Commerzbank Aktiengesellschaft, New York Branch, as Agent and Security Trustee.

The opinions expressed below are furnished to you pursuant to subsection 3.1(j) of the Participation Agreement. Unless otherwise defined herein, capitalized terms defined Appendix A to the Participation Agreement and used herein shall have the meanings given to them in the Appendix A to the Participation Agreement.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments and documents of the Company and others, and (iii) received such information from

Commerzbank Aktiengessellschaft
New York Branch as Agent and Security Trustee;
State Street Bank and Trust Company
of Connecticut, N.A. as trustee
and as Lessor; and Four Winds Funding
Corporation as Lender
September 30, 1999
Page 2


the officers and representatives of the Company and others, as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Operative Documents and in oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of parties to the Operative Documents with their covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed herein, we have assumed that each party other than the Company has power to enter into and perform the Operative Documents to which it is a party and that the Operative Documents have been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, each other party thereto.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

2. The Company has the corporate power and authority to enter into, transfer all rights and interest in and to finance the Equipment, and to perform its obligations under, the Operative Documents. Each of the Operative Documents to which the Company is a party has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Entity or any other Person is required to be made or obtained by the Company in connection with the selling or leasing under the Operative Documents to which it is a party, or with the execution, delivery or performance by the Company of the Operative Documents to which it is a party.

4. Neither the execution nor delivery of the Operative Documents to which it is a party by the Company nor the performance by the Company of the transactions therein

Commerzbank Aktiengessellschaft
New York Branch as Agent and Security Trustee;
State Street Bank and Trust Company
of Connecticut, N.A. as trustee
and as Lessor; and Four Winds Funding
Corporation as Lender
September 30, 1999
Page 3

contemplated will (a) result in a breach or violation by the Company of, or constitute a default under, any material indenture, material mortgage, material deed of trust, material loan agreement or other material agreement or material instrument, in each case known to us, to which the Company or any of the Company's property is bound, or (b) conflict with the Certificate of Incorporation or By-laws (each as amended) of the Company, or (c) result in the violation of (i) any statute or regulation of the United States, New York or Delaware General Corporation Law applicable to the Company or any of the Company's properties or (ii) any order or decree known to us of any Governmental Entity binding on the Company or any of the Company's properties

5.  The Company is not (a) an "investment company," or a company
"controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

     (A) Our opinions in paragraph 2 above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, voidable preference or similar laws, and related judicial doctrines, from time to time in effect, affecting creditors' rights and remedies generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.

     (B) We express no opinion as to the enforceability of any provision in the Participation Agreement or the Equipment Agreement:

        i) relating to indemnification, contribution or exculpation in connection with violations of any securities or commodities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

       ii) relating to exculpation of any party in connection with its own negligence that a court would determine in the circumstances under applicable law to be unfair or insufficiently explicit;

      iii) relating to forum selection to the extent the forum is a federal court;

       iv) relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York;

             v) waiving any rights to trial by jury;
            vi) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Participation Agreement or Equipment Agreement; or

            vii) in any circumstance which would operate to result in a claim for more than a claimant's actual damages.

  (C) Our opinions in paragraph 2 above are subject to the effect of generally applicable rules of law that:

             ii) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

            iii) limit the availability of a remedy under certain circumstances when another remedy has been elected;

            iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and

             v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

  (D) For purposes of our opinion in paragraph 1 with respect to the valid existence and good standing of the Company we have relied exclusively upon certificates of public officials.

     The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and the Corporation Law of the State of Delaware, as currently in effect, provided that we express no opinion as to (i) the necessity for the Company to qualify to do business in any state or (ii) federal or state laws, rules or regulations that regulate or purport to regulate the ownership or activities of a particular industry or any other specific business activity, including, but not limited to, federal or state securities or commodities laws or with respect to state "bucket shop" or gambling laws. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

     The opinions expressed herein are solely for the benefit of the addressees hereof in connection with the foregoing transaction and may not be relied on in any manner or for any purpose by any other person without our prior written consent. We are not assuming any professional responsibility to any other person by rendering this opinion. Each of the matters set forth in this opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein or in any matters on which this opinion is based.

Very truly yours,



Jones, Day, Reavis & Pogue

                       [Obligee Opinion]

September 30, 1999
To Each of the Parties
Listed on Schedule I Hereto
Re:  Harman International Industries, Incorporated
Ladies and Gentlemen:
     We have acted as counsel to State Street Bank and Trust Company of Connecticut, National Association, a national banking association in its individual capacity ("State Street") and its capacity as Owner Trustee
(the "Owner Trustee") under the Trust Agreement, dated as of September 30, 1999, (the "Trust Agreement"), between State Street and
Bank of Tokyo-Mitsubishi Trust Company, as Owner Participant (the
"Owner Participant") in connection with the transactions contemplated by that certain Participation Agreement, dated as of September __, 1999
( the "Participation Agreement") among Harman International
Industries, Incorporated, as Obligor, (the "Obligor"), the Owner Participant, the Owner Trustee, as Obligee, Four Winds Funding
Corporation, as Lender, Commerzbank Aktiengesellschaft, New York
Branch, as Agent and Security Trustee and BTM Capital Corporation, as Letter of Credit Issuer.. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in, or by reference to, the Participation Agreement.
     The Owner Trustee has requested that we deliver this opinion to you. Our representation of State Street and the Owner Trustee has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Owner Trustee Documents (as defined below) and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.
     We have examined the Participation Agreement, the Trust
Agreement, the Equipment Agreement, the LC Reimbursement and
Security Agreement and each of the other Operative Documents to which State Street or the Owner Trustee, as applicable, is a party (the "Owner Trustee Documents"). We have also examined the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies, certified or otherwise identified to our satisfaction, of such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of rendering this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the authority of State Street to transact the business of banking and exercise trust powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.
     We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Owner Trustee), the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than those individuals executing documents on behalf of State Street and the Owner Trustee).
     When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.
      For the purposes of this opinion, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed below are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in Connecticut without regard to choice of law and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Owner Trustee
Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by any law, statute, rule or regulation of the United States or of any state relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Equipment.
     To the extent to which this opinion deals with matters governed by or relating to the laws of any other state or jurisdiction, we have assumed, with your permission that the Owner Trustee Documents are governed by the internal substantive laws of the State of Connecticut.
     Our opinion is further subject to the following exceptions, qualifications and assumptions:
1. We have assumed without any independent investigation that (i) each party to the Owner Trustee Documents, other than State Street or the Owner Trustee, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Owner Trustee Documents, and (ii) each party to the Owner
Trustee Documents (other than State Street and the Owner Trustee), at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be, to execute, and to perform its obligations under, the Owner Trustee Documents.
2. We have assumed without any independent investigation that each of the Owner Trustee Documents is a valid, binding and enforceable obligation of each party thereto other than State Street or the Owner Trustee, as applicable.
3. The enforcement of any obligations of State Street or the Owner
Trustee, as applicable, under any of the Owner Trustee Documents may be limited (i) in the case of State Street, by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, (ii) as relates to State Street or Owner Trustee, by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street or the Owner Trustee, as applicable, under any of the Owner Trustee Documents.
4. We express no opinion as to the enforceability of any particular provision of any of the Owner Trustee Documents relating to remedies after default.
5. We express no opinion as the availability of any specific or equitable relief of any kind.
6. The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.
7. We express no opinion as to the enforceability of any particular provision of any of the Owner Trustee Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102(3), 9-501(3) or other provisions of the Uniform Commercial Code ("UCC") of the State of Connecticut (the "Connecticut UCC"), (v) the grant of powers of attorney to any person or entity, (vi) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vii) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture," or (viii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.
8. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.
9. No opinion is given herein as to the effect of usury laws (or other similar laws) of any jurisdiction with respect to the Owner Trustee Documents.
10. We express no opinion as to any requirement that any party to the Owner Trustee Documents (or any other persons or entities purportedly entitled to the benefits thereof) qualify or register to do business in any jurisdiction in order to be able to enforce its rights thereunder or obtain the benefits thereof.
11. We have made no examination of, and no opinion is given herein as to the Owner Trustee's or the Owner Participant's title to or other ownership rights in, the accuracy of the descriptions of, or the existence of any liens, charges, encumbrances, restrictions or limitations on, or adverse claims against, the Trust Estate.
     This opinion is rendered solely for the benefit of those institutions listed on Schedule I hereto and their successors and assigns in connection with the transactions contemplated by the Owner Trustee
Documents and may not be used or relied upon by any other person or for any other purpose.
     Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:
12. State Street is a national banking association validly formed and existing under the laws of the United States of America, and had and has the requisite corporate and trust power, authority and legal right to execute, deliver and perform its obligations under the Trust Agreement and, as Owner Trustee under the Trust Agreement, to execute, deliver and perform its obligations under the other Owner Trustee Documents.
13. State Street has duly authorized, executed, and delivered the Participation Agreement and the Trust Agreement and the Participation Agreement and the Trust Agreement constitutes the legal, valid and binding obligation of State Street, enforceable against it in its individual capacity in accordance with the terms thereof.
14. The Owner Trustee is duly authorized under the Trust Agreement to execute, deliver and perform each of the Owner Trustee Documents and each such Owner Trustee Document constitutes a legal, valid and binding obligation of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms.
15. Neither the execution, delivery or performance by the Owner
Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Owner Trustee Documents, the consummation by the Owner
Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated thereby nor the compliance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with any of the terms and provisions thereof (i) requires any approval of its stockholders, any consent or approval of or the giving of notice to any trustees or holders of any indebtedness or obligations of it known to us, or (ii) violates its charter documents or by-laws, or contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any lien (other than as permitted under the Operative Agreements) upon property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument, in each case, known to us to which it is a party or by which it is bound or contravenes any Connecticut or United States applicable law governing the banking or trust powers of the Owner Trustee, or any judgment or order, in each case, known to us applicable to or binding on it.
16. No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Connecticut or United States governmental authority regulating the banking or trust powers of the Owner Trustee, in its individual capacity, is required for the execution and delivery of, or the carrying out by, the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated by the Owner
Trustee Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken.
17. To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings or actions pending or overtly threatened against or affecting the Owner Trustee, in its individual capacity or as Owner Trustee, before any governmental authority in which, there is a reasonable possibility of an adverse decision which could reasonably be expected to affect materially and adversely the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to enter into or to perform its obligations under the Owner Trustee Documents.
Very truly yours,
BINGHAM DANA LLP
SCHEDULE I


Obligor
Harman International Industries, Incorporated
Owner Trustee
State Street Bank and Trust Company of Connecticut, National
Association
Owner Participant
Bank of Tokyo-Mitsubishi Trust Company
Lender
Four Winds Funding Corporation
Agent and Security Trustee
Commerzbank Aktiengesellschaft, New York Branch
Letter of Credit Issuer
BTM Capital corporation

                 [Owner Participant Opinion]

                     [Form of Opinion]
RL/SL
September 30, 1999
Commerzbank Aktiengesellschaft, New York Branch
[______________________]

Ladies and Gentlemen:

     We have acted as special French counsel to Commerzbank Aktiengesellschaft, New York Branch ("Commerzbank"), the New
York Branch of a German bank, for French legal matters in connection with the drafting of: a Convention de Gage Commercial (commercial pledge agreement) entered into on September ?30], 1999 between State
Street Bank, as Constituant (pledgor), Commerzbank, as Agent des
Sretes (security trustee), and Audax Industries SNC, as Tiers Convenu (custodian) (the "Pledge Agreement"), pursuant to which State Street
Bank pledges an equipment (the "Equipment") in favor of Commerzbank.
     Capitalized Terms used herein without definition shall have the meanings assigned to them in the Pledge Agreement.
     In rendering this opinion, we have assumed without any independent investigation or verification the genuineness of all signatures appearing on the Pledge Agreement, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have relied, without any independent investigation or verification, as to factual matters on the information and representations in the Pledge Agreement and other documents we have been provided with.
     We have also assumed, without any independent investigation or verification, that:
(i) each of the parties to the Pledge Agreement (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has the full power and authority to enter into and perform its obligations under the Pledge Agreement and
(c)
has taken all necessary actions to authorize the execution of such Pledge Agreement and the performance of its obligations thereunder;
(ii) all signatories of the Pledge Agreement have the power and authority to execute and deliver the Pledge Agreement to which they are parties on behalf of the respective parties which they represent;
(iii) the obligations secured by the Pledge Agreement (collectively the "Secured Obligations") constitute legal, valid and binding obligations of State Street Bank under the laws stated therein to govern them;
(iv) the choice in the Pledge Agreement of the laws of the French
Republic to govern the respective Pledge Agreement and the choice therein of the jurisdiction of courts of the French Republic are valid and enforceable against State Street Bank;
(v) State Street Bank has full ownership of the Equipment and has full right, power and authority to pledge such equipment in accordance with the provisions of the Pledge Agreement, and
(vi) the Equipment is personal property and shall remain so for the entire duration of the Pledge Agreement.
     In rendering this opinion, we have also assumed that the Equipment is as of the date hereof free of any lien except the lien granted upon each equipment pursuant to the Pledge Agreement.
     We are rendering this opinion solely as to the laws of the French Republic where we are admitted as "Avocats au barreau de Paris". No opinion is given herein as to the laws of any other jurisdiction.
     Based upon and subject to the foregoing, and further subject to the qualifications set forth below, under French law as now is effect and interpreted by the French courts it is our opinion that:
     (1) The execution by the parties to the Pledge Agreement of the said Pledge Agreement does not contravene any provision of any law or regulation of the French Republic.
     (2) No consent, approval, license, authorization or filing, recording or registration of or with, or exemption by, any governmental or public body or authority of the French Republic, or any subdivision thereof, is required (i) to authorize the execution and performance of the Pledge Agreement, (ii) to make the Pledge Agreement a legal, valid and binding agreement, enforceable against State Street Bank in accordance with its terms, or (iii) to execute or perform the Pledge Agreement.

     (3) The Pledge Agreement creates a valid security interest in favor of Commerzbank and constitute a legal, valid and binding agreement, enforceable against State Street Bank in accordance with its terms.
     In addition to the assumptions set forth above, our opinions are subject to the following qualifications:
     (a) We express no opinion as to the possibility of obtaining a court decision under French law that, in connection with the performance of an obligation to do or not do something, is expressed in non-monetary terms.
     (b) In the event of any proceeding being brought in a French court in respect of a monetary obligation expressed to be payable in a currency other than French Francs, a French court may give judgment as an order to pay the French Franc equivalent of such currency at the time of actual payment of the debtor. Furthermore, with respect to a bankruptcy, insolvency, liquidation, moratorium, reorganization, reconstruction or similar proceeding, French law requires that all claims or debts be converted to equivalent French Franc amounts at an exchange rate determined at the date of the judgment declaring the commencement of the proceeding.
     (c) In respect of payment obligations, a French court has the power under Article 1244-1 of the French Civil Code to postpone or stagger payments due by a debtor after taking into account the debtor's situation and the needs of the creditor, provided that such postponements or staggering do not exceed two years in the aggregate; the court may also decide to prescribe the payment of interest (not less than the legal interest rate (taux legal) in France which, for the year 1999, is 3.47 % per annum) on any such postponed or staggered payments and that payments will apply first to principal, then to interest. Pursuant to
Article 1244-2 of the French Civil Code, (i) the decision of a French court to postpone payments by a debtor in respect of amounts owed to a creditor will stay enforcement proceedings brought by such creditor against such debtor, and (ii) overdue interest or other penalties for overdue payment will not accrue during the postponement period determined by such court.
    (d) Enforcement of the Pledge Agreement may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally.
     (e) We express no opinion as to any tax issues.
     (f) In order to be in proper legal form for use in the courts of the French Republic, the documents evidencing all Secured Obligations, which are in the English language, must be translated into French by an official French translator in order to be submitted (together with such translation(s)) as evidence or otherwise.

     This opinion is furnished to you solely for your benefit in connection with the Pledge Agreement and may not be furnished to or relied upon by any other person or for any other purpose.

Very truly yours,

                          [Form of Opinion]
RL/SL
September 30, 1999
Commerzbank Aktiengesellschaft, New York Branch
[______________________]

Dear Sirs,

     We have acted as German legal advisers to Commerzbank Aktiengesellschaft, New York Branch ("Commerzbank"), the New
York Branch of a German bank, for German legal matters in connection with the drafting of:
     (i)  an Agreement on Chattel Mortgage entered into on [________],
1999 between HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED, a Delaware corporation, whose registered office is at 1101 Pennsylvania Avenue, NW, Suite 1010, Washington D.C.,
20004 U.S.A. ("Harman") and Harman's subsidiary BECKER GmbH
whose registered office is at: Im Stockmadle, 76307 Karlsbad,
Germany;
     (ii) an Agreement on Chattel Mortgage entered into on [________],
1999 between Harman and its subsidiary HARMAN AUDIO
ELECTRONIC SYSTEMS GmbH whose registered office is at:
Schlesische Strasse 135, 94315 Straubing, Germany;
     (iii) an Agreement on Chattel Mortgage entered into on [________],
1999 between Harman and its subsidiary HARMAN AUDIO
ELECTRIC SYSTEMS KFT whose registered office is at: Sosto U. 7,
H-8000 Szekesfehervar, Hungary;
     The parties to the Agreements referred to in paragraph (i) to (iii) shall apart from Harman collectively hereinafter be referred to as the "Subsidiaries".
     (iv) 	an Agreement on Chattel Mortgage entered into on [________],
1999 between Harman and STATE STREET BANK AND TRUST
COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, whose principal place of business is at: Goodwin Square, 225 Asylum
Street, Hartford, Connecticut, 08103 U.S.A ("State Street Bank").

     (v) an Agreement on Chattel Mortgage entered into on ?________?, 1999 between State Street Bank and COMMERZBANK
AKTIENGESELLSCHAFT, NEW YORK BRANCH, a company incorporated according to the laws of Germany, acting through its New
York branch, located: 2 World Financial Center, New York, New York
10281 U.S.A ("Commerzbank").
     The documents referred to in paragraph (i) to (v) above shall collectively hereinafter be referred to as the "Pledge Agreements".
     Capitalized Terms used herein without definition shall have the meanings assigned to them in the Pledge Agreements.
     In rendering this opinion, we have assumed without any independent investigation or verification the genuineness of all signatures appearing on the Pledge Agreements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have relied, without any independent investigation or verification, as to factual matters on the information and representations in the Pledge Agreements and other documents we have been provided with.
     We have also assumed, without any independent investigation or verification, that:
     (i) each of the parties to the Pledge Agreements (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has the full power and authority to enter into and perform its obligations under the Pledge Agreements and (c) has taken all necessary actions to authorize the execution of such Pledge
Agreements and the performance of its obligations thereunder;
     (ii) all signatories of the Pledge Agreements have the power and authority to execute and deliver the Pledge Agreements to which they are parties on behalf of the respective parties which they represent;
     (iii) the obligations secured by each Pledge Agreement (collectively the "Secured Obligations") constitute legal, valid and binding obligations under the laws stated therein to govern them;
     (iv) Harman or its Subsidiaries has full ownership in the Items and has full right, power and authority to pledge such items in accordance with the provisions of the respective Agreements on Chattel Mortgage, and
     (vi) the Items are movable property and shall remain so for the entire duration of the respective Pledge Agreements.
     In rendering this opinion, we have also assumed that the Items are as of the date hereof free of any lien except the lien granted upon the Items pursuant to the respective Pledge Agreements.

     We are rendering this opinion solely as to the laws of the Federal Republic of Germany where we are admitted as "Rechtsanwaelte". No opinion is given herein as to the laws of any other jurisdiction.
     Based upon and subject to the foregoing, and further subject to the qualifications set forth below, under German law as now is in effect and interpreted by the German courts it is our opinion that:
     (1) The execution by the parties to the Pledge Agreements of the said Pledge Agreements does not contravene any provision of any law or regulation of the Federal Republic of Germany.
     (2) No consent, approval, license, authorization or filing, recording or registration of or with, or exemption by, any governmental or public body or authority of the Federal Republic of Germany, or any subdivision thereof, is required (i) to authorize the execution, delivery and performance of the Pledge Agreements, (ii) to make the Pledge Agreements legal, valid and binding agreements, enforceable in accordance with their terms, or (iii) to execute, deliver or perform the Pledge Agreements.
     (3) Each of the Pledge Agreements creates a valid security interest in favor of the respective Mortgagee and constitutes a legal, valid and binding agreement. However, under German law Commerzbank is the only party to the Pledge Agreements which is able to enforce its security interest granted thereunder.
     In addition to the assumptions set forth above, our opinions are subject to the following qualifications:
     (a) We express no opinion as to the possibility of obtaining a court decision under German law that, in connection with the performance of an obligation to do or not to do something, is expressed in non-monetary terms.
     (b) In the event of any proceeding being brought in a German court in respect of a monetary obligation expressed to be payable in a currency other than Deutsche Mark, a German court may give judgment as an order to pay the Deutsche Mark equivalent of such currency at the time of actual payment of the debtor.
     (c) Enforcement of the Pledge Agreements may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally.
     (d) Claims may become barred under Section 194 ff. BGB (German
Civil Code) or may become subject to set-off or counterclaim.
     This opinion is addressed to and is for the benefit solely of the addressee of this letter. The opinion is given solely in connection with the Pledge Agreements and may not be furnished to or relied upon by any other person or for any other purpose.

Yours faithfully,

                     [Form of Opinion]
FFB: RC

[Date]

Commerzbank Aktiengesellschaft, New York Branch
2 World Financial Center
New York, New York 10281

Four Winds Funding Corporation
c/o Commerzbank Aktiengesellschaft, New York Branch
2 World Financial Center
New York, New York 10281

Dear Sirs,

     We have acted as English legal advisers to [addressee] in connection with:
     (a) a Debenture dated September 30, 1999 between State Street Bank and Trust Company of Connecticut, National Association and
Commerzbank Aktiengesellschaft, New York Branch (the "Security
Trustee");
     (b) a Debenture dated September 30, 1999 between Harman
International Industries, Incorporated and the Security Trustee; and
     (c) a Debenture dated September 30, 1999 between Harman
International Industries, Limited and the Security Trustee,
     (together the "Debentures").
     Terms defined in the Debentures are used in this opinion as so defined.
     In connection with this opinion, we have examined executed copies of the Debentures; we have not examined any other document or made any other investigation other than as to such matters of English law as we have deemed appropriate. We express no opinion as to the laws of any jurisdiction other than the laws of England and Wales in effect on the date of this opinion. This opinion is to be governed by English law.
1. In giving this opinion we have assumed:
     (a) the genuineness of all signatures and seals, the completeness and conformity to originals of all documents purporting to be copies of originals and the authenticity of the originals of such documents;
     (b) that each of the parties to the Debentures is and will be validly incorporated and existing;
     (c) that each of the parties to the Debentures have all necessary capacity, authority and legal right to enter into the Debentures and perform its obligations thereunder, that the execution and delivery of the Debentures by each such party has in each case been duly authorised and that each of the Debentures has been duly executed and delivered by each such party to it;
     (d) the absence of any other or collateral arrangements between any of the parties to the Debentures which modify or supersede any of their terms;
     (e) the due compliance with all requirements (including, without limitation, the obtaining of necessary consents, licences and approvals, the making of necessary filings and registrations and compliance with the provisions) of such laws (other than the laws of England and Wales) as are applicable to the Debentures and the parties thereto, the legality, validity, binding effect and enforceability of the Debentures under such laws and that no such laws would affect any of the conclusions in this opinion; and
     (f) that the choice of English law as the law governing the Debentures has not been made in order to avoid the application of the laws of a jurisdiction under which any provision of the Debentures would be illegal.

2. Based upon the foregoing and subject to the matters set out below, and having regard to such considerations of English law in force as at the date of this opinion as we consider relevant, we are of the opinion that:
     (a) each of the Debentures constitutes valid, binding and enforceable obligations of each of the parties thereto.
     (b) it is not necessary to file, register or record the Debentures in any public place in England and Wales.
     (c) no ad valorem stamp duty (or documentary taxes other than standard court fees or nominal stamp duty) is payable in the United
Kingdom in respect of the execution, delivery or enforcement of the Debentures.

     (d) We are aware of no reason why the choice of English law to govern the Debentures should not be recognised as a valid choice of law under English conflicts of laws and given effect as such by the courts of
England.
     (e) No consent, approval or authorisation of, or notice to any governmental or regulatory authority of England having jurisdiction with respect to the execution, delivery and performance of the
Debentures is required for the execution and delivery by the parties to the Debentures or the performance of the transactions on its part contemplated therein.
     (f) The Debentures are effective to create security interests in favour of the Security Trustee in respect of the assets which are the subject thereof.
	3. This opinion is subject to the following qualifications:
     (a) The validity, binding effect and enforceability of the obligations of the parties under the Debentures respectively may be limited by:
     (i) the provisions of any applicable bankruptcy, liquidation, insolvency, reorganisation, administration or other laws relating to or affecting the enforcement of creditors' rights generally;
     (ii) the provisions of English law applicable to contracts held to have been frustrated by events happening after their execution; and
     (iii) the principle that where any obligation of any person is to be performed or observed in a jurisdiction outside England and Wales, such obligation may not be enforceable under English law if and to the extent that such performance or observance would be illegal under the laws of such jurisdiction.
     (b) Enforcement may be limited by general principles of equity. For example, equitable remedies may not be available where damages are considered by the court to be an adequate remedy.  Accordingly, the term "enforceable" in relation to any obligation means that it is of a type which may be enforced, not that it will be enforced in all circumstances in accordance with its terms.
     (c) Where a party to the Debentures is vested with a discretion in respect of any calculation, determination or certificate to be made or given, such calculation, determination or certificate might be held not to be final, conclusive or binding if the exercise of such discretion could be shown to have been fraudulent, incorrect or arbitrary or not to have been given or made by a party acting reasonably or in good faith.
     (d) A remedy consequent or right arising upon default may not be enforceable if construed by any tribunal as being a penalty, particularly if such remedy involves enforcing an additional pecuniary remedy (such as default or overdue interest) referable to such default.
     (e) An English court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation
brought against that party before it and may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court.
     (f) In the event of any proceedings being brought in respect of a monetary obligation expressed to be payable in a currency other than pounds sterling, an English court may, in its discretion, decline to give judgment expressed as an order to pay such currency and may not enforce the benefit of a currency indemnity clause.
     (g) We express no opinion as to the enforceability of any provision in the Debentures with regard to any United Kingdom stamp duty which might subsequently become payable or any purported indemnity in respect of such stamp duty.
     (h) Provisions as to severability may not be binding under English law.  The question of whether or not any provision of the Debentures which is illegal, invalid or unenforceable may be severed from the other provisions of the Debentures in order to save those other provisions would be determined by an English court in its discretion.
     (i) Claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim.
     (j) Provisions in the Debentures providing that their provisions may only be amended, waived  or varied by an instrument in writing may not be effective.
     (k) Provisions exculpating a party from liability or a duty otherwise owed and provisions imposing obligations of confidentiality may be overridden by principles of law or equity.  While exclusions of liability for negligence are generally enforceable, they may not be enforceable, for example, where there has been fraud or bad faith on the part of the party attempting to enforce the exclusion. Further, exclusions for non-reliance may not work when there has actually been reliance and the other party knows this to be the case or there has been some form of express warranty.
     (l) The opinion expressed in 2(b) above is subject to the assumption that none of the parties to the Debentures has any place of business in England and Wales and therefore that the Debentures is not required to be registered pursuant to Section 409 of the Companies Act 1985;
however, it is advisable that, in relation to each of the parties to the Debentures, the prescribed particulars in respect of each of the
Debentures to which it is a party together with an executed copy thereof be delivered to the Companies Office in accordance with Chapter 1 of
Part XII of the Companies Act 1985 in order that, even if the prescribed particulars and such Debentures are not accepted by the register in the event that such parties subsequently establishes a place of business in the United Kingdom.
     (m) This opinion relates only to English domestic law and not its conflict of laws rules and, in particular, no opinion is expressed on the enforceability or effectiveness of any of the Debentures to the extent that such Debentures purport to create security on assets located outside England and Wales; in this regard, please note that under the usual
English applications of the principles of the conflicts of law, contractual or other obligations (including debts) are generally situated in the jurisdiction in which the contractual or other obligations are enforceable, which is usually taken to be the jurisdiction in which the parties to the Debentures reside, and it will be necessary to comply with the laws of that jurisdiction regarding security in order to obtain an effective security interest in such obligations or assets.
     (n) We express no opinion as to the title of the parties to the Debentures to the Collateral, as to the nature of the security created by the Debentures (whether legal or equitable, fixed or floating), as to the marketability of or rights of enforcement over the Collateral or as to any defences which might be raised or rights claimed in relation to the
Collateral nor do we express any opinion as to the priority or perfection of any security created or to be created by, or as to the effect on such perfection of any stipulation in that regard in, the Debentures.
     (o) Provisions in the Debentures permitting service of process outside the United Kingdom may not be effective unless the prior leave of an English court has been obtained in respect of such service.
     (p) Any suit, action or proceeding against any of the parties hereto with respect to the Debentures, or any action to enforce any judgement entered by any court, may only be made where prior leave of an English court has been obtained in respect of such service.
     This opinion (which is strictly limited to the matters stated in this letter and is not to be read as extending by implication to any other matters not expressly and specifically referred to in this letter) is addressed to and is for the benefit solely of the addressee of this letter, is given solely in connection with the Debentures and may not be relied upon by any other person or for any other purpose nor may it be quoted or referred to in any public document.

Yours faithfully,

                                               EXHIBIT D

                    SECURED PROMISSORY NOTE
           (For Financing Equipment in accordance with Equipment Agreement Exhibit A-__ and Equipment Agreement
                     Supplement No. __)

$________________                          _______________ ___, ____

FOR VALUE RECEIVED, STATE STREET BANK AND TRUST
COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Obligee under a Trust Agreement dated as of September [30], 1999 (the "Maker"), hereby promises to pay to FOUR WINDS FUNDING CORPORATION (together with its successors and assigns, the "Payee") or registered assigns thereof the principal sum of [DOLLARS] $[_______], plus interest thereon at the Applicable Debt Rate, on or before the Maturity Date (as defined in Annex A to the Participation Agreement defined below) in lawful money of the United States of America and in immediately available funds. This Note and interest thereon shall be payable on dates, and principal shall be payable in the amounts, set forth in the Payment and Amortization schedule attached hereto as Annex A (as such may be modified or amended in accordance with the terms of the Participation Agreement defined below). A final payment of all unpaid principal of, and interest on this Note and all other amounts due and payable with respect hereto or the Participation Agreement shall be due and payable on the Maturity Date.
     Each payment on this Note described above shall be applied in accordance with the Participation Agreement, as defined below.
     This Note is one of the Notes described in and issued pursuant to the Participation Agreement dated as of September [ ], 1999 (the "Participation Agreement") among the Maker, as Obligee, and the Payee, as Lender, State Street Bank and Trust Company in its individual capacity, Commerzbank Aktiengesellschaft, New York Branch, as
Agent and Security Trustee, BTM Capital Corporation, as LC Issuer,
Bank of Tokyo-Mitsubishi Trust Company, as Owner Participant and
Harman International Industries, Inc., as Obligor and is entitled to the benefits thereof and is subject to the terms and conditions set forth therein. Upon the occurrence of a Loan Event of Default, the principal of, Prepayment Premium and accrued interest on, this Note may be declared to be due and payable in the manner and with the effect provided in the Participation Agreement. Capitalized terms used in this Note which are not otherwise defined herein have the meanings set forth in the Participation Agreement.
     In the event any sum payable hereunder is not paid when due (by acceleration or otherwise), the principal amount hereof and, to the extent permitted by law, Prepayment Premium, if any, and interest hereon shall bear interest at the Overdue Rate, in accordance with
Section 5.5.4 of the Participation Agreement. Interest shall be computed on the basis of a 360-day year for the number of days actually elapsed.
     This Note is subject to the repayment and prepayment provisions set forth in Section 5 of the Participation Agreement.
     The Maker waives presentment, demand, protest or notice of any kind in connection with this Note,

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceeding or should this Note be placed in the hands of attorneys for collection after default, the Maker, and any other Person who may be liable hereunder in any capacity, agree to pay, on demand, in addition to the principal, the Prepayment Premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including attorneys' fees and expenses (including those incurred in connection with any appeal).
     This Note is issued as a registered Note, The Maker and the Payee may deem and treat the Person in whose name this Note is registered on the register held at the principal place of business of Agent as the absolute owner hereof (whether or not this Note shall be overdue) for the purpose of receiving payments of principal, the Prepayment
Premium, if applicable, and interest and for all other purposes, and the Maker and the Payee shall not be affected by any notice to the contrary.
In accordance with the provisions of the Participation Agreement, this Note may be transferred only on such register.
    The holder of this Note shall have recourse for all liabilities and obligations arising under this Note, the Participation Agreement and the other Loan Documents to the Collateral, all as more particularly set forth in the Participation Agreement.
     Neither this Note nor the Participation Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any such excess of interest is provided for, or shall be adjudicated to be so provided for, herein or in the Participation Agreement, the Maker shall not be obligated to pay such interest in excess of the maximum amount permitted by law, and the right to demand the payment of any such excess shall be and hereby is waived.
This provision shall control any other provision of this Note or the Agreement.
     This Note shall be governed by and construed in accordance with the laws of the State of New York.
     IN WITNESS WHEREOF, the Maker has caused this Promissory
Note to be signed under seal on the date first above written.


STATE STREET BANK AND TRUST COMPANY OF
CONNECTICUT, NATIONAL ASSOCIATION, not in its individual
capacity but solely as trustee under Trust Agreement dated as of
September 30, 1999
By:_____________________________________
Name:
Title:

                                             EXHIBIT D

          Payment and Amortization Schedule


Payment Date                             Principal Payment
(Last LIBOR Banking Day of:)

                                               EXHIBIT E

                          [FORM OF]
                 FUNDING NOTICE AND INDEMNITY
                          AGREEMENT

     This FUNDING NOTICE AND INDEMNITY AGREEMENT dated as of ______ __, _____ (this "Agreement") is made among HARMAN
INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware corporation ("Harman"), Bank of Tokyo-Mitsubishi Trust Company
("BTM") and STATE STREET BANK AND TRUST COMPANY OF
CONNECTICUT, N.A. not in its individual capacity but solely as trustee ("Trustee").

                   W I T N E S S E T H:

     WHEREAS, Harman, BTM, State Street Bank and Trust Company
of Connecticut, N.A. in its individual capacity and in its capacity as trustee, Four Winds Funding Corporation ("Lender"), Commerzbank Aktiengesellaschaft, New York Branch and BTM Capital Corporation
have entered into that certain Participation Agreement dated as of September 30, 1999 (the "Participation Agreement") and Harman and
Trustee have entered into that certain Equipment Financing Agreement dated as of September 30, 1999 (the "Equipment Agreement")
(capitalized terms not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Participation Agreement);
     WHEREAS, pursuant to the Participation Agreement, Trustee has agreed, subject to the satisfaction of certain conditions precedent, to pay to Harman on each Funding Date an amount equal to the aggregate of the Acquisition Costs of the Equpment to be delivered on such Funding
Date; and
     WHEREAS, pursuant to the Participation Agreeement, BTM, as owner participant, has agreed to provide Trustee on each Funding Date a portion of the amount to be paid by Trustee to Harman equal to the aggregate of the Equity Components of the Equipment to be delivered on such Funding Date (the "Equity Commitment").
     NOW, THEREFORE, in order to induce BTM to fund its Equity
Commitment, Harman provides the following notices and agrees with
BTM and Trustee as follows:
11. Harman hereby irrevocably notifies BTM, Trustee, the Lender and the Agent that with respect to the next Funding Date, (i) the aggregate amount of the Acquisition Costs for the Equipment to be transferred on
such Funding Date is US$[		], (ii) the aggregate amount of the
Equity Components of such Equipment is $[		] and (iii) the
scheduled Funding Date is [		] (the "Scheduled Funding Date").
Harman hereby requests BTM to establish on the second LIBOR
Banking Day prior to the Scheduled Funding Date, the Equity Rate for the Equipment to be delivered on the Funding Date (such rate, the "Initial Eurodollar Rate").
12. In order to facilitate the timely closing of the transactions contemplated by the Participation Agreement and Equipment
Agreement, Harman hereby irrevocably instructs BTM to wire transfer no later than 12:00 noon (New York City time) on the Scheduled
Funding Date the amount of the Equity Commitment for such Funding
Date in immediately available funds in

United States Dollars to the account of [_______________] as follows (or such other account which [_______________] shall designate):

Bank:
Account No.:
[Other information]:

13. In the event that for any reason the closing under the Participation Agreement scheduled on the Scheduled Funding Date does not occur by 3:00 p.m. (New York City time) on such date, Harman and BTM each instruct Trustee to invest the Equity Commitment amount received by Trustee from BTM for such Funding Date (the "Advance Funding
Amount") in overnight money-market investments with the income earned on such investments paid to BTM. Harman agrees to pay interest on the Advance Funding Amount to BTM for the period from and including the Scheduled Funding Date to but excluding the earlier of (i) the date the Advance Funding Amount is released to Harman by the Trustee pursuant to the Participation Agreement or (ii) 12:00 noon (New York City time) on the [______] Business Day after the
Scheduled Funding Date (the "Return Time"). Such interest shall accrue at a rate per annum equal to the Initial Eurodollar Rate and shall be payable (a) if the closing under the Participation Agreement occurs before the Return Time, on the first Payment Date after the Funding
Date or (b) if the closing under the Participation Agreement does not occur before the Return Time, by 10:00 a.m. (New York City time) on the first Business Day after the Return Time, provided that, in either case, Harman shall be entitled to a credit against the interest owed on the Advance Funding Amount in the amount of the income earned on the investment of the Advance Funding Amount. If the closing under the Participation Agreement scheduled for the Scheduled Funding Date does not occur by the Return Time, Harman and BTM hereby instruct
Trustee to transfer to BTM on the first Business Day after the Return Time the amount of the Equity Commitment received by Trustee for the Scheduled Funding Date. Further, in the event closing under the Participation Agreement does not occur by 3:00 p.m. (New York time) on the Scheduled Funding Date, Harman shall indemnify BTM and hold
BTM harmless from any loss, cost or expense which BTM may sustain or incur as a result of BTM having made arrangements in the London interbank market or otherwise to fund its Equity Commitment on the Scheduled Funding Date and the closing under the Participation
Agreement failing to occur by 3:00 p.m. (New York City time) on that date.

4. The provisions of Sections 10.3, 10.4, 10.8, 10.10, 10.11, 10.12 and
10.17 of the Participation Agreement are, by this reference, incorporated herein as if set forth in full herein together with all necessary defined terms, except that references to the term "Agreement" shall mean this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

HARMAN INTERNATIONAL INDUSTRIES, INC.,
By:
Name:
Title:

BANK OF TOKYO-MITSUBISHI TRUST
COMPANY,
By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY OF
CONNECTICUT, N.A., not in its individual capacity but solely as trustee under that certain Trust Agreement dated as of September 30,
1999
By:
Name:
Title:

                              TABLE OF CONTENTS
                                                             Page
1. Definitions                                                 1
2. Representations and Warranties                              2
2.1.Obligor Representations and Warranties                     2
2.2.Obligee Representations and Warranties                     5
2.3.Further Obligee Representations and Warranties             6
2.4.Trust Company Representations and Warranties               7
2.5.Owner Participant Representations and Warranties           8
2.6.Lender Representations and Warranties                      9
2.7.Warranty Disclaimers                                       9
3.Conditions Precedent                                         10
3.1Obligee Conditions                                          10
3.2.Lender Conditions                                          11
4.Transfer Agreement                                           12
4.1.Owner Participant Commitment                               12
4.2.Transfer of Equipment                                      12
4.3.Equipment Agreement Supplements                            13
4.4.Ownership; Rights                                          13
4.5 Funding Dates                                              14
5. Amount and Terms of Loan                                    14
5.1 Lender Commitment                                          14
5.2 Payment to Obligee                                         14
5.3 Note                                                       15
5.4 Termination of Commitment                                  15
5.5 Payments                                                   15
5.5.1 Principal                                                15
5.5.2 Interest                                                 15
5.5.3 Commitment Fee                                           15
5.5.4 Overdue Rate                                             15
5.5.5 Payment Instructions                                     15
5.5.6 Withholding Tax                                          16
5.5.7 Business Day Convention                                  16
5.5.8 Increased Costs                                          16
5.5.9 Illegality                                               17
5.6 Prepayments Limited                                        18
5.7 Mandatory Prepayments                                      18
5.7.1 Event of Loss                                            18
5.7.2 Transfer of Items of Equipment by Obligor                18
5.7.3 Other Termination of Equipment Agreement                 18
5.8 Application of Prepayments                                 18
5.9 Recalculation of Loan Payment and Amortization Schedule    18
5.10 Loan Events of Default                                    19

                                                             Page
5.11 Remedies of Lender                                        20
5.11.1 Rights in Collateral                                    20
5.11.2 Insolvency.                                             21
5.11.3 Delivery of Documents                                   21
5.11.4 Possession of Collateral                                21
5.11.5 Sale of Collateral                                      22
5.11.6 Discharge                                               22
5.11.7 Appointment of Receiver                                 22
5.11.8 Redemption                                              23
5.11.9 Rights Cumulative; No Waiver                            23
5.11.10 Termination of Proceedings                             23
6. Covenants                                                   23
6.1 Obligee Covenants                                          23
6.2 Further Obligee Covenants                                  25
6.3 Trust Company Covenants                                    26
6.4 Owner Participant Covenants                                27
6.5. Lender and Security Trustee Covenant                      27
6.6 Obligor Covenants                                          27
6.7 Obligor Negative Covenants                                 28
6.8 Covenant of Lender, Lessor, Agent and
     Security Trustee, and Owner Participant                   29
7. Security                                                    29
7.1 Security Interest                                          29
7.2 Consent and Agreement of Obligor                           30
7.3 Further Obligee Covenants                                  30
7.4 Further Assurances                                         31
7.5 Termination                                                32
7.6 Other Security                                             32
7.7 Power of Attorney                                          32
7.8 Assignment of Rights                                       33
7.9 Transfer of the Collateral by Lender                       33
7.10 No Segregation of Monies; No Interest                     33
7.11 Distribution of Moneys                                    33
7.11.1 Payments under the Equipment Agreement                  33
7.11.2 Payments in Respect of an Event of Loss                 34
7.11.3 Payment of the Unamortized Debt Balance
       of any Item of Equipment                                34
7.11.4 Payment upon Final Disposition of the
        Items of Equipment                                     34
7.12 Payments after a Loan Event of Default                    34
7.13 Application of Certain Other Payments                     35
7.14. Other Payments                                           35
7.15 Retention of Amounts by Security Trustee                  35
8. Indemnities                                                 35
8.1 Obligor General Indemnification                            35
8.2. Obligor General Tax Indemnity                             37
8.3 Obligee Indemnities                                        40
8.4 Survival                                                   40
9. Agent for Lender                                            40

                                                             Page
9.1 Authorization and Action                                   40
9.2 Agent's Reliance, etc.                                     41
9.3 Agent and Affiliates                                       41
9.4 Lender Credit Decision                                     41
9.5 Indemnification                                            41
9.6 Successor Agent                                            42
9.7 Holder List; Ownership of Notes                            42
9A LC Issuer Transfer Option                                   42
9A.1                                                           42
9A.2                                                           42
10. Miscellaneous                                              43
10.1 Expenses and Recording                                    43
10.2 Modification                                              43
10.3 Governing Law, Jurisdiction and Venue; Waiver of Jury     44
10.4 Notices                                                   44
10.5 Ownership of the Equipment.                               45
10.6 Descriptive Headings, etc.                                46
10.7 Benefit of Agreement; Assignment                          46
10.8 Execution and Effectiveness                               46
10.9 Registration                                              46
10.10 Confidentiality                                          46
10.11 Survival                                                 47
10.12 Severability                                             47
10.13 No Broker                                                47
10.14 Performance by Lender.                                   48
10.15 Payment from Collateral; Limited Recourse.               48
10.16 No Proceedings.                                          48
10.17 Concerning Obligee.                                      48